Exhibit 4.37

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT
BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[*****] indicates the redacted confidential portions of this exhibit.

AMENDED AND RESTATED MANUFACTURING SERVICES AGREEMENT

BY AND BETWEEN

EMERGENT BIOSOLUTIONS INC.

AND

APTEVO THERAPEUTICS INC.

DATED AS OF SEPTEMBER 28, 2017

i

ARTICLE IV [reserved]		25

ARTICLE V LOGISTICS SERVICES		25

5.1	Scope	25
5.2	Shipment of Products	26
5.3	Export Documentation	26
5.4	Price and Payment Terms	26
5.5	Delivery Loss	26

ARTICLE VI CONFIDENTIALITY		27

6.1	Confidentiality	27
6.2	Protective Arrangements	28

ARTICLE VII REPRESENTATIONS, WARRANTIES & COVENANTS		28

7.1	Warranties by both Parties	28
7.2	Additional Warranties by Emergent	29
7.3	Additional Warranties by Aptevo	30
7.4	Disclaimer of Warranties	30

ARTICLE VIII INDEMNIFICATION AND LIMITATION ON LIABILITY		31

8.1	Indemnification by Emergent	31
8.2	Indemnification by Aptevo	31
8.3	Conditions	32
8.4	Limitation on Liability	32
8.5	Interaction with the SDA and other Ancillary Agreements	33

ARTICLE IX TERM AND TERMINATION		33

9.1	Term	33
9.2	Termination	33
9.3	Outstanding Obligations	34
9.4	Manufacturing Failure; CMO Appointment	34

ARTICLE X INSURANCE		35

10.1	Product Liability Insurance	35
10.2	Insurance; Liability to Third Persons	35

ARTICLE XI DISPUTE RESOLUTION		36

11.1	Resolution Process	36
11.2	Arbitration	36
11.3	Expert Resolution for Lack of Agreement in Section 3.16.3	37
11.4	Interim Relief	38
11.5	Expenses	38

ARTICLE XII MISCELLANEOUS		38

12.1	Provisions from the SDA	38
12.2	Notices	39
12.3	Force Majeure	39
12.4	Assignability	39
12.5	Independent Contractors	41
12.6	Bankruptcy	41
12.7	Survival	41
12.8	Further Assurances	41
12.9	Quality Agreement	41

ii

AMENDED AND RESTATED MANUFACTURING SERVICES AGREEMENT

This AMENDED AND RESTATED MANUFACTURING SERVICES AGREEMENT, dated as of September 28, 2017 (this “Agreement”), is made and entered into by and between Emergent BioSolutions Inc., a Delaware corporation (“Emergent”), and Aptevo Therapeutics Inc., a Delaware corporation (“Aptevo”). Aptevo and Emergent are referred to together as the “Parties” and individually as a “Party.” Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Separation and Distribution Agreement (“SDA”) or, if not therein, in the Transition Services Agreement (“TSA”), or, if not therein, in the Canadian Distributor Agreement (“CDA”), or, if not therein, in the Product Licensing Agreement (the “PLA”), or, if not therein, in the Trademark License Agreement (“TLA”), each dated as of [****], by and between Emergent and Aptevo. The Parties acknowledge and agree that this Agreement is an Ancillary Agreement under the SDA.

This Agreement supersedes, amends and restates in its entirety that certain Manufacturing Services Agreement, dated as of [****] (the “Original MSA”), in compliance with Section 12.1 thereof.

WHEREAS, Aptevo and Emergent entered into the Original MSA, pursuant to which Emergent provided certain services to Aptevo with respect to the Products (as defined in the PLA) and with respect to the IXINITY product;

WHEREAS, Aptevo intends to sell, soon after the date first listed above, all of its right, title and interest in and to the Products to Saol Therapeutics, Inc. or an affiliate thereof (“Saol”) and assign, in connection therewith, its rights under certain agreements between Emergent and Aptevo related to the Products to Saol, including this Agreement as well as the CDA, PLA, and TLA, pursuant to the terms of a LLC Purchase Agreement entered into between the parties (the “Transaction”);

WHEREAS, in connection with the Transaction, Aptevo and Emergent desire to amend and restate the Original MSA to remove all rights and obligations with respect to the IXINITY product in order to separate such rights and obligations into a stand-alone agreement to be entered into by and between Aptevo and Emergent as of the date hereof;

WHEREAS, Aptevo and Emergent have entered into the SDA, the TSA, the CDA, the TLA and the PLA;

WHEREAS, Aptevo is a therapeutics company pursuing the research, development, and commercialization of pharmaceutical products; and

WHEREAS, Emergent has the capacity to meet Aptevo’s applicable manufacturing, distribution and other needs with respect to the Products;

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and of good and valuable consideration, it is agreed by and between the Parties as follows:

ARTICLE I
DEFINITIONS

For the purpose of this Agreement, the following terms shall have the following meanings.

“3PL Services” has the meaning set forth in ARTICLE V.

“Acceptance Criteria” means, with respect to a Product, the tests and other factors set forth in the applicable Master Batch Record that, once satisfied, require Aptevo to accept such Product as conforming to the Specifications and other requirements set forth herein.

“Acquiring Entity” means a Person that (a) (i) acquires control (as defined in the definition of Affiliate under the SDA), after the Effective Time, of Aptevo or an Aptevo Affiliate or any member of the Aptevo Group to which rights or interests under this Agreement or the PLA or with respect to any of the Products have been assigned or licensed or (ii) is assigned any right or interest under this Agreement or the PLA and (b) was a Third Party until the time of such acquisition or assignment.

“Agreement” means this agreement, including any schedules.

“Applicable Laws” means (a) for Emergent, the Laws of the jurisdictions where the Manufacturing Facility or Storage Facilities are located, as applicable, and such other Laws as may govern Emergent’s performance of its Manufacturing services and 3PL Services under this Agreement (but in no event shall any Laws that may govern the distribution, marketing, import or export of the Products be construed as Applicable Laws with respect to Emergent under this Agreement); and (b) for Aptevo and the Products, the Laws of the United States, Canada, and any other jurisdictions where the Products are manufactured, distributed, stored or marketed.

“Aptevo Certificate of Analysis” means, with respect to a Batch of a Product, the document for such Batch of such Product prepared by Aptevo, reporting the results of testing of such Batch of Product.

“Aptevo IP” has the meaning set forth in Section 2.6.1.

“Aptevo Representative” has the meaning set forth in Section 2.1.2.

“Background Emergent IP” means any and all Intellectual Property rights owned or controlled by Emergent or any of its Affiliates as of immediately after the Effective Time or thereafter during the term of this Agreement, including its rights in its own Confidential Information, trade secrets, and the like.

“Bankruptcy Code” has the meaning set forth in Section 12.6.

“Batch” means, with respect to a Product, a uniform quantity of drug substance consisting of the Minimum Vials resulting from a single run of such Product produced by a single execution of the instructions specified in the applicable Batch Record within the meaning of 21 CFR part 210.3(b)(2) or within the meaning of 21 CFR part 600.3(x), or its successor as in effect from time to time.

“Batch Record” means, with respect to a Product, the batch production and control record containing the set of detailed processing instructions which are to be followed by Emergent to produce one Batch of the relevant Product as defined in 21 CFR part 211.188, or its successor as in effect from time to time.

“Binding Purchase Order” means any Purchase Order that is accepted by Emergent pursuant to Section 3.1.2.

“Binding Six Month Forecast” has the meaning set forth in Section 3.1.1.

“CFR” means the United States Code of Federal Regulations.

“Competing Program” means (a) the research, development, making, having made, manufacturing, using, selling, offering for sale, importing or otherwise exploiting of any product substantially similar to any of the Products, or any activity involving any process or technology that is materially related to the Manufacturing Technology, including: so-called hyperimmune products; products, either marketed or being developed as therapeutics, comprising polyclonal sera collected from persons or animals that possess antibodies with specificity against a given antigen; and products derived from blood, plasma and blood components, such as clotting factors and (b) the making, having made or manufacturing of any Product. For clarity, Competing Program excludes (i) the research, development, making, having made, manufacturing, using, selling, offering for sale, importing or otherwise exploiting of any recombinant protein product that is not a hyperimmune product and (ii) the research, development, using, selling, offering for sale, importing or otherwise exploiting (but not making, having made or manufacturing) any Product.

“Confidential Information” has the meaning set forth in Section 6.1.1.

“Conforming Product” means Product that, upon the issuance of the Emergent Release Documents with respect to such Product, meets the Specifications and was Manufactured in conformance with the terms of the Quality Agreement.

“CPR” has the meaning set forth in Section 11.1.2.

“Credit” means that Emergent shall, as applicable, (a) not invoice Aptevo for the applicable Manufacturing Fee, (b) cancel the already-issued invoice for the applicable Manufacturing Fee, or (c) credit the amount of the applicable Manufacturing Fee against any other amounts owed by Aptevo to Emergent under this Agreement. For the avoidance of doubt, any Products for which Aptevo receives a Credit shall count towards the Minimum Annual Order.

“Current Good Manufacturing Practices” or “GMP” or “cGMP” means the regulatory requirements for the then-current good manufacturing practice as provided for (and as amended from time to time) in the Current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations Title 21 (21 CFR §§ 210 and 211), in Part C, Division 2 of the Food and Drug Regulations (Canada) and in Commission Directive 2003/94/EC, as amended from time to time and the principles and practices set down in the current edition of the Rules Governing Medicinal Products in the European Union, Volume IV, Good Manufacturing Practice for Medicinal Products.

“Debarred Entity” has the meaning set forth in Section 7.2.4.

“Debarred Individual” has the meaning set forth in Section 7.2.3.

“Delivery” means, with respect to a Vial of Product, the earlier of (i) the Release of such Vial of such Product or (ii) [****] after the issuance of the Emergent Release Documents with respect to such Vial of such Product. “Deliver” shall have the corresponding meaning.

“Disclosing Group” has the meaning set forth in Section 6.1.1.

“Disclosing Party” has the meaning set forth in Section 6.1.1.

“Dispute” has the meaning set forth in Section 11.1.1.

“Dispute Notice” has the meaning set forth in Section 11.1.2.

“Distribution Destination” means, with respect to each Vial within a Purchase Order, the area within the Territory that is the final destination for such Vial. The Distribution Destination may be one of the following three designations: (i) the United States, (ii) Canada or (iii) the rest of the world (“ROW”).

“Distributor” has the meaning set forth in Section 7.2.7.

“Effective Time” means 12:01 a.m., Eastern Time, on August 1, 2016.

“Emergent Certificate of Analysis” means, with respect to a Batch of a Product, the document for such Batch of such Product prepared by Emergent, reporting the results of testing of such Batch of Product and indicating that the Batch has met the Specifications.

“Emergent Certificate of Compliance” means, with respect to a Batch of Product, a certificate from Emergent confirming that such Batch of such Product was Manufactured under Current Good Manufacturing Practices.

“Emergent-Owned IP” has the meaning set forth in Section 2.7.2.

“Emergent Release Documents” means, with respect to a Batch of Product, the following documents: (a) Emergent’s Batch Record for such Batch of such Product, (b) the Emergent Certificate of Compliance for such Batch of such Product, (c) the applicable Emergent Certificate of Analysis and (d) such other documents required by the Quality Agreement for Emergent’s release of Product.

“Expert” has the meaning set forth in Section 11.3.1.

[****].

“Facility Improvements” means, with respect to a Product, any improvements or changes (a) to the Manufacturing process used or services performed to Manufacture such Product that apply generally to all products Manufactured at the Manufacturing Facility and (b) that do not require updates to the regulatory dossiers for such Product or any other filings with any Regulatory Authority with respect to such Product.

“FDA” means the United States Food and Drug Administration.

“Feasibility Opinion” has the meaning set forth in Section 3.1.1.

“Field” means, with respect to the WinRho SDF® product, the therapeutic, prophylactic and diagnostic use of such Product in the Rh0(D) indication; with respect to the HepaGam B® product, the therapeutic, prophylactic and diagnostic use of such Product in the Hepatitis B indication; and with respect to the VARIZIG® product, the therapeutic, prophylactic and diagnostic use of such Product in the Varicella-zoster hyperimmune immunoglobulins indication.

“Finished Product Shipping Specifications” means the details of all required import/export or customs documentation, Aptevo’s instructions for shipping and packaging each Product and such other information as is necessary for the proper shipment of finished Products under this Agreement, as provided by Aptevo to Emergent in writing from time to time during the ordinary course of business.

“Firm Delivery Date” means, with respect to each Vial in a Purchase Order, the proposed date set forth in such Purchase Order on which Emergent is expected to issue the Emergent Release Documents with respect to such Vial, which date shall be not less than [****] from the date of such Purchase Order.

“Force Majeure” has the meaning set forth in Section 12.3.

“Forecast” has the meaning set forth in Section 3.1.1.

“FTE” means the equivalent of the work of [****] duly qualified employee of Emergent full time for [****] (consisting of a total of [****]per year) carrying out technology transfer work under this Agreement. Overtime, and work on weekends, holidays and the like will not be counted with any multiplier ([****]) toward the number of hours that are used to calculate the FTE contribution. The portion of an FTE billable by Emergent for [****] during a given accounting period will be determined by dividing the number of hours worked directly by said individual on the work to be conducted under the Agreement during such accounting period and the number of FTE hours applicable for such accounting period based on [****] per calendar year.

“Governmental Authority” means any nation or government, any state, province, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Included Manufacturing Improvements” means all Facility Improvements and Platform Manufacturing Improvements.

“Indemnified Party” has the meaning set forth in Section 8.3.

“Indemnifying Party” has the meaning set forth in Section 8.3.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, whether or not stored in any medium that has existed, now exists or will exist, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other Software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Insolvency/Bankruptcy Event” shall be deemed to have occurred if a Party: (a) voluntarily consents to an order for relief by filing a petition for relief under any bankruptcy or insolvency laws of any jurisdiction; (b) seeks, consents to or does not contest the appointment of a receiver, custodian or trustee for itself or for all or any part of its property; (c) files a petition seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of any competent jurisdiction; (d) admits in writing that it is generally not paying its debts as those debts become due; (e) gives notice to any Governmental Authority of insolvency or pending insolvency; (f) becomes “insolvent” as that term is defined under applicable fraudulent transfer or conveyance laws or comparable foreign laws; or (g) makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors.

“Intellectual Property” means all of the following whether arising under the Laws of the United States or of any other foreign or multinational jurisdiction: (a) patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, substitutions, renewals, extensions and reexaminations of any of the foregoing, and all rights in any of the foregoing provided by international treaties or conventions (the foregoing, collectively, “Patents”), (b) trademarks, service marks, trade names, service names, trade dress, logos and other source or business identifiers, including all goodwill associated with any of the foregoing, and any and all common law rights in and to any of the foregoing, registrations and applications for registration of any of the foregoing, all rights in and to any of the foregoing provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing (the foregoing, collectively, “Trademarks”), (c) Internet domain names, (d) copyrightable works, copyrights, moral rights, mask work rights, database rights and design rights, in each case, other than Software, whether or not registered, and all registrations and applications for registration of any of the foregoing, and all rights in and to any of the foregoing provided by international treaties or conventions, (e) confidential and proprietary Information, including trade secrets, invention disclosures, processes and know-how, in each case, other than Software, (f) intellectual property rights arising from or in respect of any Technology, and (g) rights to enforce any past, present or infringement or misappropriation of any of the foregoing.

“Joint Steering Committee” has the meaning set forth in Section 2.1.3(a).

“Latent Defect” has the meaning set forth in Section 3.6.

“Law” means any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

“Manufacture” means, with respect to a Product, the performance of all of the manufacturing services or a portion thereof as set out in this Agreement for the manufacture of such Product, including procuring Materials, manufacturing, packaging, labeling, filling, finishing, capping, storing, inspecting, release testing, labeling, release and stability storage and testing of such Product, and testing and release of the Materials used to make such Product. “Manufactured” and “Manufacturing” shall have comparable meanings.

“Manufacturing Facility” means Emergent’s (or its Affiliate’s, as applicable) premises and equipment located at its facility at 155 Innovation Drive, Wpg, Manitoba, CA or 1111 S. Paca St., Baltimore, Maryland, USA, as applicable.

“Manufacturing Failure” means (i) Emergent’s failure to Deliver at least [****] of the aggregate quantity of all Vials of Product with respect to all Binding Purchase Orders (exclusive of those Vials used as retain samples, those Vials used for the stability program as set forth in the Quality Agreement and those Vials Manufactured but not Delivered by agreement of the Parties) within a rolling [****] period in accordance with this Agreement (other than where such failure is due to a Force Majeure), provided that (a) Aptevo may only make the determination as to whether such failure has occurred during the prior twelve [****] as of the [****] (i.e., as of [****], as applicable) and (b) Aptevo must provide Emergent notice in writing within [****] of such determination; or (ii) a termination of this Agreement by Emergent pursuant to Section 9.2.5.

“Manufacturing Fee” means, with respect to a Product, the applicable fee set forth on Schedule A, as may be changed from time to time in accordance with Sections 3.15, 3.16 or 3.19.

“Manufacturing Improvements” means the Facility Improvements, Platform Manufacturing Improvements and Product-Specific Manufacturing Improvements.

“Master Batch Record” means, with respect to a Product, a master production and control record containing a written description of the procedure to be followed for processing a Batch of such Product, including a complete list of all active and inactive ingredients, components, weights and measures, descriptions of drug product containers, closures, packaging materials, and labeling and complete specifications for each, within the meaning of 21 CFR part 211.186, or its successor as in effect from time to time.

“Materials” means, with respect to a Product, the test material, and all compounds, raw and packaging materials or substances Manufactured, sourced or supplied by Emergent, excluding machinery and equipment, that Emergent requires to Manufacture such Product.

“Minimum Annual Order” has the meaning set forth in Section 3.1.5.

“Minimum Vials” means, with respect to a Product and a size (as applicable), the number of Vials with respect to such Product and size as listed in Item 1 of Schedule B.

“Non-Conforming Product” means Product Manufactured by Emergent under this Agreement that is not Conforming Product.

“Packaging Material” means, with respect to a Product, the packaging materials for such Product as designated by Aptevo to Emergent in writing, and such other packaging materials as are necessary for Emergent to Manufacture and supply the Products and perform the 3PL Services for the Products.

“Packaging Material Baseline Inventory” means, with respect to a Product, the stock of Packaging Material sufficient for Emergent to perform all packaging and labeling services for such Product under Sections 3.11 and 3.12, which stock shall be maintained in a quantity (i) consistent with the quantity of packaging inventory that Emergent would normally maintain in the ordinary course of business with respect to its own product packaging inventory and (ii) consistent with the Binding Six Month Forecast.

“Part Number” means, with respect to a Vial of Product, the unique number (as provided in writing on a list of available Part Numbers from Emergent to Aptevo from time to time) describing the size, dosage, labeled market and other attributes of such Vial of Product.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity or any Governmental Authority.

“Platform Manufacturing Improvements” means, with respect to a Product, any improvements or changes (a) to the Manufacturing process used or services performed to Manufacture such Product that apply generally to all products Manufactured at the Manufacturing Facility and (b) that require updates to the regulatory dossiers for such Product or any other filings with any Regulatory Authority with respect to such Product.

“Product” has the meaning set forth in the PLA.

“Product-Specific Manufacturing Improvements” means, with respect to a Product, any improvements or changes to the Manufacturing process used or services performed specifically to Manufacture such Product, but no other product.

“Product-Specific IP” means all Intellectual Property rights in or to (a) release-testing assays formulated or specific to the Products and (b) Product-Specific Manufacturing Improvements.

“Project Manager” has the meaning set forth in Section 2.1.1.

“Purchase Order” means a document issued and signed by Aptevo, ordering a specified number of Vials of one or more Products from Emergent. With respect to each Vial of Product ordered, each written Purchase Order will include (a) the Part Number; (b) product description; (c) the Firm Delivery Date; and (d) the Storage Facility. The Purchase Order shall also include the Manufacturing Fee to be paid for such order pursuant to terms of this Agreement. If any terms or requirements are included in the Purchase Order that are in addition to or in conflict with the terms of this Agreement, other than those terms set forth in this definition, then such additional or conflicting terms are of no force and effect and are superseded by the terms and requirements of this Agreement. Emergent may propose changes to the information required to be included in a Purchase Order to Aptevo for Aptevo’s written consent, which consent shall not be unreasonably withheld or delayed.

“Purchase Order Shortfall” has the meaning set forth in Section 3.1.4.

“Quality Agreement” means the Quality Agreement between Aptevo and Emergent for the Products, effective as of the Effective Time and attached hereto at Schedule C (as may be amended or superseded from time to time by mutual agreement of the Parties or as set forth in the Quality Agreement), which specifies the respective responsibilities for quality control and quality assurance activities consistent with cGMPs with respect to the Manufacturing of the Products.

“Quality Department” means the department within Emergent responsible for quality assurance matters.

“Receiving Group” has the meaning set forth in Section 6.1.1.

“Receiving Party” has the meaning set forth in Section 6.1.1.

“Regulatory Approval” means all technical, medical and scientific licenses, registrations, authorizations, consents and approvals of any Regulatory Authority, necessary for the use, development, manufacture, and commercialization of a given biologic, pharmaceutical or medical device in a given regulatory jurisdiction.

“Regulatory Authority” means the applicable Governmental Authority that jurisdiction with respect to the Manufacture of the Products in the Territory.

“Regulatory Standards” means (a) procurement and maintenance of any and all permits, licenses, filings and certifications required by Health Canada, the FDA or other Regulatory Authorities within the Territory, and compliance with the cGMPs applicable to the Manufacturing Facility or Emergent’s processing, storage, handling or other Manufacturing of the Materials or Products at the Manufacturing Facility, and (b) any Laws of any Governmental Authority within the Territory (including, as applicable, the Environmental Protection Agency (EPA), the Occupational Safety and Health Administration (OSHA), the Drug Enforcement Administration (DEA) and state and local authorities), that apply to the Manufacturing Facility or Emergent’s processing, storage, handling, shipment or other Manufacturing of the Materials or Products.

“Rejection Notice” has the meaning set forth in Section 3.6.

“Release” means, with respect to a Vial of Product, the delivery of all applicable Emergent Release Documents from Emergent to Aptevo in accordance with Section 3.4 and the issuance by Aptevo of the Aptevo Certificate of Analysis and such other Aptevo required release documents as are agreed by the Parties in writing from time to time.

“Representatives” shall mean, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys or other representatives.

“Second Source Manufacturer” has the meaning set forth in Section 3.22.

“Shipping Order” means a document issued by Aptevo to Emergent requesting that Emergent perform the 3PL Services in respect of a shipment to be made by Emergent to Aptevo or a third party under this Agreement, setting out detailed information regarding the shipment, including the number of Vials of each Product to be shipped, the Batch from which each Vial is being requested, the shipping destination of each Vial (including the Distribution Destination) (the “Shipping Destination”), the requested shipment date, the requested delivery date. For clarity, each Shipping Order may only name one Distribution Destination.

“Specifications” means, with respect to a Product, the specifications required for Manufacture, including the specifications for the applicable Materials and such Product, which specifications have, as of the Effective Time, been approved by both Parties (or are thereafter amended as agreed upon by both Parties in writing) and are set forth in the Master Batch Record.

“Storage Facility” means, with respect to each Vial of Product, the Emergent (or its Affiliate’s) facility named in the applicable Purchase Order at which such Vial shall be stored pending shipment.

“Technology” means all technology, designs, formulae, algorithms, procedures, methods, discoveries, processes, techniques, ideas, know-how, research and development, technical data, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship in any media, confidential, proprietary or nonpublic information, and other similar materials or Information, and all recordings, graphs, drawings, reports, analyses and other writings, and other tangible embodiments of the foregoing in any form whether or not listed herein.

“Territory” means all countries, territories and commonwealths of the world described in Section 3.13.

“Triggering Event” has the meaning set forth in Section 9.4.

“VariZig” means Varicella Zoster Immune Globulin (Human).

“Vial” means, with respect to each Product, an individual, retail-size vial of such Product (as set forth in Schedule A).

“Work-in-Process” means, with respect to a Product, all Materials that Emergent has begun to Manufacture into the relevant finished Product, but which have not yet satisfied the Specifications.

ARTICLE II
GENERAL TERMS

2.1 Project Management.

2.1.1 Project Managers. Each of the Parties shall appoint and maintain, throughout the term of this Agreement, a project manager who shall be the main contact person for such Party, respectively, with respect to commercial or business issues under this Agreement (each, a “Project Manager”); provided, however, that a Party may designate a replacement Project Manager from time to time upon notice to the other Party. Each Project Manager shall be familiar with all aspects of this Agreement and shall be available during regular business hours to discuss, and attempt to address, any questions, concerns or issues either Party may raise regarding the Agreement.

2.1.2 Aptevo Representatives. Aptevo may appoint and maintain, throughout the term of this Agreement, a product specialist who shall be permanently staffed in the Manufacturing Facility to oversee Aptevo’s responsibilities under this Agreement (the “Aptevo Representative”), provided, however, that Aptevo may designate a replacement Aptevo Representative from time to time upon notice to Emergent. The Aptevo Representative shall (a) be an employee of, or a consultant or contractor engaged by, Aptevo or one of its Affiliates, (b) be bound to a written confidentiality agreement, (c) comply with all rules and regulations applicable to visitors to the Manufacturing Facility, and (d) in no event be deemed an employee of Emergent or any of its Affiliates. Aptevo shall be solely liable for the Aptevo Representative and any acts or omissions by the Aptevo Representative. Emergent shall, at no additional cost to Aptevo, provide to the Aptevo Representative a workspace, chair, telephone and high-speed internet connection for such Aptevo Representative to carry out his or her duties. If Aptevo does not appoint and maintain a product specialist who is permanently staffed in the Manufacturing Facility, then Section 5.3.1. of the Quality Agreement shall govern Aptevo’s rights with respect to person in plant visits.

2.1.3 Joint Steering Committee.

(a) Establishment; Membership. Within [****] of the Effective Time, the Parties shall establish a joint steering committee (the “Joint Steering Committee”) composed of an equal number of appointed representatives of each of Emergent and Aptevo, with at least one (1) appointed representative of each Party having sufficient expertise and sufficient seniority and authority with respect to the applicable Party to make decisions with respect to manufacturing matters. A Party may change one or more of its representatives on the Joint Steering Committee at any time. One (1) representative from each Party shall alternate in acting as the chairperson of the Joint Steering Committee for a [****] term, with Emergent’s representative chairing the Joint Steering Committee until the first anniversary of the Effective Time. The chairperson shall not have any greater authority than any other representative on the Joint Steering Committee and shall be responsible for the following activities of the Joint Steering Committee: (i) calling meetings of the Joint Steering Committee, (ii) preparing and issuing minutes of each such meeting within [****] thereafter, which minutes shall not be finalized until each Party reviews and confirms the accuracy of such minutes in writing (provided that any minutes shall be deemed approved unless a member of the committee objects to the accuracy of such minutes within [****] of the circulation of the minutes by the chairperson), and (iii) preparing and circulating an agenda for the upcoming meeting; provided, that the chairperson shall include any agenda items proposed by the Party of which the chairperson is not a representative. The Parties may allow additional employees to attend meetings of the Joint Steering Committee subject to the confidentiality provisions of ARTICLE VI. In addition to expertise, seniority, and authority with respect to manufacturing matters, each Party’s Joint Steering Committee members shall collectively have sufficient expertise and sufficient seniority and authority with respect to the applicable Party to make other decisions within the scope of the Joint Steering Committee’s authority, including with respect to clinical, regulatory and business matters.

(b) Meetings; Responsibilities. During the term of this Agreement, the Joint Steering Committee shall meet in person or by teleconference or videoconference at least once every calendar quarter. Each Party shall be responsible for all of its own expenses incurred in connection with participating in the Joint Steering Committee meetings. The Joint Steering Committee shall discuss and decide on the issues and questions necessary to further the purposes of this Agreement, as mutually agreed upon by the Parties in writing, and subject to Section 4 of the Quality Agreement. Quorum for such meetings shall consist of at least one (1) member of each Party attending the meeting. Each Party will have a single vote regardless of the number of representatives of such Party in attendance and decisions shall be made by the affirmative vote of each Party through its representatives at such meetings. Notwithstanding anything to the contrary set forth herein, the Joint Steering Committee will not have the right to make any decisions (i) in a manner that excuses a Party from any obligation specifically enumerated under this Agreement, (ii) in a manner that negates any consent right or other right specifically allocated to a Party under this Agreement, (iii) to amend or modify this Agreement or any of the Parties’ respective rights and obligations hereunder or (iv) in a manner that would require a Party to perform any act that would cause such Party to breach any of its obligations hereunder.

2.2 Exclusivity. Subject to Section 2.8, during the term of this Agreement, Emergent shall be Aptevo’s sole manufacturer of, and sole provider of all Manufacturing services with respect to, each of the Products or any variants, derivations or improved versions thereof anywhere in the world; provided, however, that the foregoing exclusivity shall terminate immediately upon the occurrence of a Triggering Event.

2.3 Manufacturing and Product Quality. Subject to the terms and conditions of this Agreement, Emergent shall Manufacture the Products for the Territory at the Manufacturing Facility and shall produce the Products in accordance with the terms hereof and the terms of the Quality Agreement in all material respects. For clarity, Emergent may use Aptevo’s Confidential Information to perform Emergent’s obligations under this Agreement.

2.4 Master Batch Records. Emergent shall prepare and maintain the Master Batch Records for the Manufacturing of Products at the Manufacturing Facility. Subject to Section 4 of the Quality Agreement, Emergent may make changes to a Master Batch Record that (i) Emergent believes in its good faith judgment are required to maintain the Manufacturing Facility’s compliance with GMP or (ii) are required by the applicable Regulatory Authority (if Emergent is so informed of such requirement by written notice from Aptevo or a Regulatory Authority). Emergent will use commercially reasonable efforts to make changes to the Master Batch Record with ample time and consideration for required filings, as applicable, to ensure Aptevo’s relevant biologics license applications remain in compliance.

2.5 Improvements.

2.5.1 Facility Improvements. Subject to Section 4 of the Quality Agreement, Emergent may implement Facility Improvements upon providing written notice thereof to Aptevo, which notice shall include the timeline for implementing such Facility Improvement and an assessment of the impact of such Facility Improvement, if any, on the Products; provided that, Emergent shall consider in good faith the extent to which such Facility Improvements would have any adverse impact on the Product, including adverse impacts on Batch yield or Product safety, efficacy, stability or shelf life, before making such Facility Improvements. Emergent will bear all costs and expenses associated with Emergent’s implementation of any Facility Improvement.

2.5.2 Platform Manufacturing Improvements. Subject to Section 4 of the Quality Agreement, if Emergent seeks to implement any Platform Manufacturing Improvement, then Emergent shall present Aptevo with a written notice of such Platform Manufacturing Improvement, including the timeline for implementing such Platform Manufacturing Improvement and an assessment of the impact of such Platform Manufacturing Improvement, if any, on the Products. Emergent may implement Platform Manufacturing Improvements in its sole and absolute discretion, and such Platform Manufacturing Improvement shall become part of the process by which Emergent Manufactures the Products for Aptevo under this Agreement. Emergent shall bear all costs and expenses associated with Emergent’s implementation of any Platform Manufacturing Improvement.

2.5.3 Product-Specific Manufacturing Improvements. Subject to Section 4 of the Quality Agreement, if Emergent seeks to implement any Product-Specific Manufacturing Improvement (whether developed by Emergent or suggested to Emergent by Aptevo), then Emergent shall present Aptevo with a written notice of such Product-Specific Manufacturing Improvement, including the timeline for implementing such Product-Specific Manufacturing Improvement and an assessment of the impact of such Product-Specific Manufacturing Improvement, if any, on the Products. Both Parties must approve such Product-Specific Manufacturing Improvements in writing. All implemented Product-Specific Manufacturing Improvements shall become part of the process by which Emergent Manufactures the Products for Aptevo under this Agreement. Aptevo shall pay all costs incurred by Emergent for implementing Product-Specific Manufacturing Improvements.

2.5.4 Effects of Improvements. To the extent the implementation of any Facility Improvement or Platform Manufacturing Improvements by Emergent result in a Batch containing any Non-Conforming Product, Emergent shall Credit the Manufacturing Fee for the applicable Vials of such Non-Conforming Product. To the extent any Platform Manufacturing Improvements or Product-Specific Manufacturing Improvements require Aptevo to update or change the regulatory dossiers for its Products during the Term, Emergent shall provide all applicable updated hyperimmune regulatory dossier pages for Aptevo to review. Such pages are provided as proposals only and Aptevo shall submit such pages or portions thereof to Regulatory Authorities at its sole discretion and bear the full responsibility for such filings. Emergent shall provide complete, true and accurate information in such proposed dossier pages, but Aptevo is ultimately responsible for submitting and maintaining dossiers associated with its Regulatory Approvals for the Products and for the completeness and accuracy of such dossiers.

2.6 Licenses

2.6.1 License to Emergent. For clarity, to the extent not already licensed under the terms of the PLA, during the term of this Agreement, and subject to the terms and conditions of this Agreement, Aptevo grants to Emergent a non-exclusive, worldwide, sublicenseable and royalty-free license, under any Intellectual Property owned or controlled by Aptevo or any of its Affiliates (including all Product-Specific IP) (“Aptevo IP”), solely to perform the services and to comply with Emergent’s obligations under the terms and conditions of this Agreement and the Quality Agreement.

2.6.2 License to Aptevo. For clarity, to the extent not already licensed under the terms of the PLA, during the term of this Agreement, and subject to the terms and conditions of this Agreement, Emergent grants to Aptevo, effective at the Effective Time, a non-exclusive, royalty-free, worldwide, non-transferable (except as provided in this Section 2.6.2 and for certain assignments as provided in Section 12.4) license, under the Manufacturing Technology and the Included Manufacturing Improvements, to make, have made, use, sell, offer to sell, import and otherwise commercialize the Products, solely within the Field, provided that Aptevo may only exercise (and the other members of the Aptevo Group may only exercise) the rights to make and have made the Products through Emergent as contemplated by this Agreement or through a CMO pursuant to and in accordance with the PLA.

2.6.3 Necessity; Trade Secrets; Confidentiality. Aptevo acknowledges and agrees that the Manufacturing Technology and the Included Manufacturing Improvements are the proprietary, confidential know-how of Emergent of which some portions are further protected as trade secrets (as such term is defined in the Economic Espionage Act of 1996, 18 U.S.C. § 1839 or other applicable Law). Aptevo shall consider the Manufacturing Technology and the Included Manufacturing Improvements and all trade secrets contained therein as Confidential Information under this Agreement, shall strictly adhere to its confidentiality obligations under this Agreement with respect to such Information, and hereby acknowledges and agrees that the remedy at Law for any breach of this Section 2.6.3 would be inadequate and that Emergent shall be entitled to injunctive relief, without the requirement of posting any bond or other security, in addition to any other remedy it may have upon breach of any provision of this Section 2.6.3, provided that Emergent shall not seek an injunction preventing the delivery of the Products into the stream of commerce unless such Products contain or otherwise transmit (in their packaging, labeling or otherwise) the Manufacturing Technology or the Included Manufacturing Improvements or any other Confidential Information of Emergent.

2.6.4 Other Licenses. Aptevo is solely responsible for providing licenses to all Intellectual Property (other than the Licensed IP) necessary for Emergent to perform services under this Agreement, except for such licenses as would be required for any Third Party Intellectual Property rights that would be infringed by any Facility Improvement or Platform Manufacturing Improvement. To the extent Emergent becomes aware of any Third Party Intellectual Property that is needed to perform the Manufacturing services contemplated herein, Emergent shall provide written notice of such requirement to Aptevo.

2.6.5 No Other Licenses and Rights. Except as expressly provided in this Section 2.6, no other license or right is granted to any member of the Aptevo Group under this Agreement, whether expressly or by implication, estoppel, statute or otherwise. Neither Aptevo, nor any member of the Aptevo Group, shall have any right to file, prosecute, maintain, enforce or defend any Intellectual Property rights or registrations thereof for any of the Licensed IP, Manufacturing Technology or Included Manufacturing Improvements, and neither Emergent, nor any member of the Emergent Group, shall have any right to file, prosecute, maintain, enforce or defend any Intellectual Property rights or registrations thereof for any of the Aptevo IP.

2.6.6 No Obligation to Obtain or Maintain Intellectual Property. Neither Emergent, nor any member of the Emergent Group, is obligated to file, prosecute, maintain, enforce or defend any Intellectual Property rights or registrations thereof for any of the Licensed IP, Manufacturing Technology or Included Manufacturing Improvements, provided that during the term of this Agreement, Emergent shall use commercially reasonable efforts to maintain the secrecy of its trade secrets within the Manufacturing Technology and the Included Manufacturing Improvements. Neither Aptevo, nor any member of the Aptevo Group, is obligated to file, prosecute, maintain, enforce or defend any Aptevo IP.

2.7 Arising Intellectual Property; Improvements.

2.7.1 As between the Parties, Aptevo will own all Product-Specific IP, whether conceived, made or reduced to practice by Aptevo, Emergent, any of their respective Affiliates, or any of their respective employees or agents, alone or jointly with others or jointly with the other Party, any of its Affiliates or any of its employees or agents. Emergent, on behalf of itself and its Affiliates, hereby assigns to Aptevo all right, title and interest in and to the Product- Specific IP and all Intellectual Property rights therein.

2.7.2 As between the Parties, Emergent will own any and all improvements and enhancements made to, and derivatives of, any of Background Emergent IP or the Manufacturing process for any of the Products (including Included Manufacturing Improvements and all Intellectual Property Rights therein), whether such improvements, enhancements or derivatives were conceived, made or reduced to practice by Aptevo, Emergent, any of their respective Affiliates or any of their respective employees or agents, alone or jointly with others or jointly with the other Party, any of its Affiliates or any of its employees or agents (except for Product-Specific IP) (“Emergent-Owned IP”). Aptevo, on behalf of itself and its Affiliates, hereby assigns to Emergent all right, title and interest in and to the Emergent-Owned IP and all Intellectual Property rights therein.

2.7.3 Each Party will provide all further cooperation which the other Party reasonably determines is necessary to give effect to the ownership of the Emergent-Owned IP and Product-Specific IP set forth in Section 2.7.1 and Section 2.7.2 and to ensure the owning Party the full and quiet enjoyment of such Emergent-Owned IP and Product-Specific IP (as applicable), including executing and delivering further assignments, consents, releases and other commercially reasonable documentation, and providing good faith testimony by affidavit, declaration, deposition, in person or other proper means and otherwise assisting such other Party in support of any effort by such owning Party to establish, perfect, defend or enforce its rights in such Emergent-Owned IP or Product-Specific IP (as applicable).

2.8 Delegation. Emergent may use any of its Affiliates or other third parties to fulfill any of its obligations under this Agreement in its sole discretion, provided that Emergent shall seek Aptevo’s written permission for any delegation for which permission is required under the Quality Agreement, which permission shall not be unreasonably withheld. To the extent Emergent retains subcontractors, such subcontractors are required to perform to the standards set forth in this Agreement and Emergent shall maintain responsibility for such subcontractors’ performance.

2.9 Invoices. All amounts invoiced under this Agreement shall be payable within [****] of the invoice recipient’s receipt of such invoice.

ARTICLE III
MANUFACTURING SERVICES

3.1 Purchases.

3.1.1 Forecasts. Within [****] after the Effective Time, Aptevo will provide Emergent with a written, non-binding forecast of Batch purchases by Product by month for the following [****]; provided that the number of Vials of each Product forecasted for each [****] will be specified in integer multiples of the Minimum Batch Size as set forth on Schedule B (a “Forecast”), the first [****]of which shall be binding on Aptevo and cannot be changed in subsequent Forecasts (a “Binding Six Month Forecast”) and [****] of which may be increased or decreased by Aptevo by no more than [****] of the number of Vials of Product (on a Product-by-Product basis) for the same [****] in the immediately preceding submitted Forecast (each, a “Semi- Binding Forecast”). By the [****]thereafter, Aptevo will provide a new Forecast for the [****]commencing with the very next calendar [****] (a rolling forecast), the [****]of which shall be a Binding Six Month Forecast and [****]of which will be a Semi-Binding Forecast. If Aptevo does not provide a new Forecast by the end of a [****], the last Forecast provided shall become the new and most recent Forecast, and the Binding Six Month Forecast shall be comprised of the second through [****] of the prior Forecast and the Semi-Binding Forecast shall be comprised of the eighth through [****] of the prior Forecast. The Forecast must include sufficient detail to identify planned purchases per [****] for [****]. Upon receipt of each Forecast, Emergent will provide an indication of Emergent’s ability to meet such Forecast (a “Feasibility Opinion”) and a proposed schedule of Manufacturing dates for the following [****]to be updated on a [****] basis. With respect to Emergent, all Forecasts and Feasibility Opinions are for planning purposes only and do not bind Emergent to Manufacture, except to the extent set forth in Section 3.1.2 below. The Project Managers, or their designees within each Party’s supply chain organization management, shall meet monthly in person or by teleconference to discuss the Forecast and the Binding Six Month Forecast and the Semi-Binding Forecast.

3.1.2 Purchase Orders; Acceptance. All purchases of Manufacturing services under this Agreement shall be effected solely pursuant to a Purchase Order and in accordance with the terms of this ARTICLE III. Except with the written approval of Emergent, Aptevo shall submit each Purchase Order as far in advance of the Firm Delivery Date named in such Purchase Order as possible, but in any event at least [****] before the Firm Delivery Date named in such Purchase Order. Emergent shall accept timely Purchase Orders that are in conformance with the applicable Feasibility Opinion, and Emergent shall use commercially reasonable efforts to accept Purchase Orders in excess of the Binding Six Month Forecast. During each year, Emergent shall accept Purchase Orders representing at least the Minimum Annual Order for such year, and Emergent shall use commercially reasonable efforts to accept Purchase Orders in excess of the Minimum Annual Order. Only those Purchase Orders accepted by Emergent by written notification to Aptevo after receipt of such Purchase Order shall be Binding Purchase Orders. In the event Emergent does not respond to a Purchase Order within [****] after receipt thereof, Emergent shall be deemed to have accepted such Purchase Order. Emergent will use commercially reasonable efforts to issue to Aptevo the Emergent Release Documents with respect to all Product ordered under a Binding Purchase Order on the Firm Delivery Date included in such Binding Purchase Order.

3.1.3 Cancellations. Aptevo may reduce the number of Vials forecasted for any [****] under a Binding Six Month Forecast or a Semi-Binding Forecast by providing notice to Emergent in writing, provided that, with respect to all such reductions under a Binding Six Month Forecast, and all such reductions under a Semi-Binding Forecast in excess of twenty-five percent (25%) of the number of Vials set forth therein, Aptevo shall, in each case, (a) pay a fee equal to [****] of the applicable Manufacturing Fee per canceled Vial if such cancellation occurs with respect to quantities of Product forecast in the [****] of the immediately preceding Binding Six Month Forecast or the seventh, [****]of the immediately preceding Semi-Binding Forecast, (b) pay a fee equal to [****] of the applicable Manufacturing Fee per canceled Vial if such cancellation occurs with respect to quantities of Product forecast in the third or fourth month of the immediately preceding Binding Six Month Forecast and (c) pay a fee equal to [****] of the applicable Manufacturing Fee per canceled Vial if such cancellation occurs with respect to quantities of Product forecast in the second [****] of the immediately preceding Binding Six Month Forecast. Notwithstanding the foregoing, Aptevo may reduce the number of Vials forecasted for any [****], or be released from its purchase obligations under a Binding Purchase Order (and Emergent shall be released from its Manufacturing and Delivery obligations under such Binding Purchase Order), if such reduction or cancellation arises primarily from (i) material adverse inspection or audit findings at any Manufacturing Facility, including findings by a Regulatory Authority, or (ii) recalls, Product withdrawals, field actions or other corrective actions, except to the extent such recall, Product withdrawal, field action or other corrective action was caused solely by Aptevo. At the end of each [****], Aptevo shall pay the Manufacturing Fee for any amount of Product that was forecasted for such [****]under a Binding Six Month Forecast but neither purchased under a Purchase Order for such [****] nor canceled pursuant to this Section 3.1.3.

3.1.4 Filling Purchase Orders. Emergent shall fill Binding Purchase Orders, provided that Emergent shall be under no obligation to Manufacture the Products set forth in a Binding Purchase Order if: (i) Aptevo has been in default of its payment obligations hereunder, under the TSA or under any other Ancillary Agreement for more than [****]from the date on which Emergent provided Aptevo with written notice of such default (which notice period shall be tolled during any bona fide dispute regarding such invoice); or (ii) Aptevo is in material breach of any of its representations, warranties, covenants, or obligations hereunder, under the TSA or under any other Ancillary Agreement. Aptevo acknowledges and agrees that, when filling a Binding Purchase Order, Emergent may provide a number of Vials between [****] and [****] of the number of Vials ordered in such Purchase Order, (which number of Vials ordered in such Purchase Order, for purposes of determining the percentage of Vials provided by Emergent, shall not include those Vials used as retain samples and those Vials used for the stability program as set forth in the Quality Agreement or otherwise agreed to by the Parties). Without limiting the foregoing, if Emergent provides fewer Vials of Conforming Product than the number of Vials ordered in a particular Binding Purchase Order (a “Purchase Order Shortfall”), then Aptevo may require Emergent to make up such Purchase Order Shortfall in a subsequent Batch.

Minimum Annual Order. Each year (such year beginning and ending on an anniversary of the Effective Time), Aptevo shall purchase at least the minimum number of Batches of each Product as set forth in Item 2 of Schedule B (the “Minimum Annual Order”). If, at the end of a given year, Aptevo has not purchased the Minimum Annual Order, Emergent shall invoice Aptevo for the difference between Aptevo’s purchases for that year and what Aptevo would have paid for the Minimum Annual Order during that year, provided that such invoice [****]. On the [****]anniversary of the Effective Time, Aptevo may change the Minimum Annual Order of each Product by written notice to Emergent, which new Minimum Annual Order shall not become effective until [****]after such notice is provided. The Parties agree that Aptevo is not obligated to purchase a minimum number of Vials pursuant to this Agreement other than pursuant to the terms of this Section 3.1.5, provided; however, that, with respect to orders for VariZig, Aptevo shall purchase sufficient Vials of VariZig finished product in order to consume the VariZig bulk product ordered by Aptevo within [****]after the Manufacture of such bulk product. If VariZig bulk product is not consumed during this [****]period (through further Manufacture into finished product), Emergent shall invoice Aptevo [****]. For clarity, the Parties agree and understand that once VariZig plasma is thawed and a Batch of VariZig bulk product is Manufactured, it is capable of being frozen and stored as bulk intermittently in conformance with the Master Batch Record.

3.2 Manufacturing. Subject to Section 2.8, as agreed between the Parties pursuant to the Quality Agreement, Emergent shall maintain the Master Batch Records related to the Manufacturing of Products under this Agreement. Before initiating the Manufacture of any Product, Emergent shall forward a copy of the then-current Master Batch Record to Aptevo. Emergent shall use commercially reasonable efforts to Manufacture the applicable Products using the Materials at the Manufacturing Facility in accordance with the applicable Master Batch Record, any and all Applicable Law, the applicable Acceptance Criteria, cGMPs, the Quality Agreement, and Emergent’s quality assurance and quality control practices. The Products shall not be Manufactured at a facility other than at the Manufacturing Facility without the prior written consent of Aptevo.

3.3 Storage, Use and Segregation of Work-in-Process and Product. Emergent shall own all Work-in-Process and shall label and store all Work-in-Process and Products in its possession until Delivery of the Products in accordance with this ARTICLE III and any storage instructions provided by Aptevo. Without limiting the foregoing, Emergent shall use commercially reasonable efforts to store Products in labeled, segregated, temperature controlled storage location with appropriate security access restrictions, and in accordance with the Master Batch Record, cGMPs, the Quality Agreement and Emergent’s quality assurance and quality control practices.

3.4 Release Documents. Emergent shall prepare the Emergent Release Documents, and other information required by Section 3.9 of the Quality Agreement, specific to each Batch, and shall use commercially reasonable efforts to submit them to Aptevo, the Aptevo Representative (if applicable) or Aptevo’s other designated representatives as set forth in the Quality Agreement. Notwithstanding the foregoing, the Parties acknowledge and agree that investigations and deviations may require additional time and impact timelines for completion of the Emergent Release Documents. Emergent Release Documents shall not be considered final unless and until Emergent’s Quality Department has performed a review thereof. Aptevo shall use commercially reasonable efforts to issue the Aptevo Certificate of Analysis and such other Aptevo required release documents as are agreed by the Parties in writing from time to time for each Batch of Product within [****] after its receipt of the Emergent Release Documents from Emergent.

3.5 [Reserved]

3.6 Product Inspection; Acceptance. Within [****] after Aptevo’s receipt of the Emergent Release Documents for a Batch, Aptevo shall determine whether or not such Batch meets the Acceptance Criteria or is otherwise Non-Conforming Product. For clarity, during such [****] period, Aptevo shall have the right to inspect the Product for damage or to determine if it is Non-Conforming Product. If within such [****] period, Aptevo makes a determination that any Vial of Product in such Batch does not meet the Acceptance Criteria, or is otherwise Non-Conforming Product (in each case, in accordance with the acceptance procedures set forth in the Quality Agreement, if any), then Aptevo shall have the right to reject such Batch in its entirety and shall notify Emergent in writing within such fifteen [****] period, in each case, as set forth in the Quality Agreement (a “Rejection Notice”). If Aptevo does not submit Rejection Notice within such [****] period, then such Batch will be deemed to meet the Acceptance Criteria, be Conforming Product and have been accepted by Aptevo, except for Latent Defects as provided in this Section 3.6. Notwithstanding any acceptance procedure, if any, set forth in the Quality Agreement, if any Product is Non- Conforming Product for reasons that are hidden or latent and not reasonably capable of being discovered by Aptevo, then it shall be deemed a “Latent Defect.” Aptevo shall promptly notify Emergent in writing of such Latent Defect by the earlier of (a) [****] after the date Aptevo discovered or should have discovered the Latent Defect and (b) [****] after Release, including a detailed explanation of the Latent Defect in question. If Aptevo fails to notify Emergent of a Latent Defect within such period, then such Batch will be deemed to meet the Acceptance Criteria, be Conforming Product and have been accepted by Aptevo.

3.7 Emergent Liability for Non-Conforming Batches. If, following a Rejection Notice or any notice to Emergent of any Latent Defect, it is determined by agreement of the Parties (or in the absence of such agreement, by a qualified and independent laboratory selected jointly by Emergent and Aptevo as set forth in Section 8) that any Product Delivered to Aptevo is Non-Conforming Product and such non-conformance was not caused by Emergent’s negligence, willful misconduct, failure to follow the Master Batch Record or failure to follow cGMP, then Emergent shall have no liability to Aptevo with respect to such Product and Aptevo shall pay for such Product and for the fees associated with any dispute regarding the Product (including arbitrator and third-party laboratory fees). Such Product shall be treated in all other respects under this Agreement as though it is Conforming Product. However, if such non- conformance was caused by Emergent’s negligence, willful misconduct, failure to follow the Master Batch Record or failure to follow cGMP, then Emergent shall (i) dispose of such Non- Conforming Product and (ii) as soon as it is commercially practicable to do so, replace such Non-Conforming Product with Conforming Product at Emergent’s sole cost and expense if Aptevo has paid for the Non-Conforming Product. Notwithstanding anything to the contrary contained herein, delivery of replacement Conforming Product shall be Aptevo’s sole and exclusive remedy with respect to the Non-Conforming Product, and in furtherance thereof Aptevo waives all other remedies at law or in equity.

3.8 Cooperation in Investigations; Disposition of Non-Conforming Product. Subject to the Quality Agreement, each Party shall act in good faith and shall cooperate with the other Party, with any qualified independent Third Party laboratory in connection with an investigation, and with the arbitrator, as to the existence of or source of nonconformity with respect to a Product supplied under this Agreement. In testing a Product, any independent Third Party laboratory shall use analytical testing methods as agreed upon by the Parties. Emergent shall dispose of any Non-Conforming Product in accordance with all Applicable Laws with respect to such disposal, at Emergent’s cost if Emergent was liable for the nonconformity in accordance with Section 3.7 and at Aptevo’s cost if Emergent was not liable for the nonconformity in accordance with Section 3.7.

3.9 Withdrawals and Recalls.

3.9.1 Notification and Investigation. In the event that either Party believes a recall or withdrawal of a Product may be necessary or appropriate, such Party shall promptly notify the other Party in writing and the procedures for, and responsibilities of the Parties with respect to, all such recalls or withdrawals will be as set forth the Quality Agreement.

3.9.2 Costs of Recall. Emergent shall reimburse Aptevo for all reasonable costs incurred by Aptevo in implementing a recall or withdrawal of Product resulting from the Delivery of Non-Conforming Product where such non-conformance was caused by Emergent’s negligence, willful misconduct, failure to follow the Master Batch Record or failure to follow cGMP. If the recall or withdrawal is required for any reason not specified in the preceding sentence, then all costs of the Parties incurred in implementing the recall or withdrawal of Product shall be borne by Aptevo. Any dispute between the Parties as to which Party is responsible for the costs of a recall or withdrawal will be governed by the laboratory investigation procedures set forth in Section 3.8 and the dispute resolution mechanism set forth in ARTICLE XI.

3.9.3 Customer Complaints. Emergent and Aptevo will cooperate in the reporting, investigation and evaluation of customer complaints as set forth in the Quality Agreement.

3.10 Title and Risk of Loss. Title to each Vial in a Batch and risk of loss with respect to each Vial in a Batch shall pass to Aptevo upon Delivery of such Vial.

3.11 Packaging. Emergent shall use commercially reasonable efforts to purchase and maintain the Packaging Material Baseline Inventory in support of the Binding Six Month Forecast per Section 3.1.1. If Aptevo designates any change to be made to any aspect of such Packaging Material (including a change in label, format, raw material, or other changes) such that Emergent’s existing stock of Packaging Materials in support of the Binding Six Month Forecast becomes obsolete and such that Emergent is unable to reallocate such Packaging Materials for other products, then Emergent shall invoice Aptevo for its reasonable out-of-pocket costs incurred in destroying any such Packaging Material Baseline Inventory and reasonable out- of-pocket purchase price for such obsoleted inventory, provided that Aptevo shall have no obligation to pay for any such Packaging Materials in excess of the quantities necessary to fill orders as set forth in the Binding Six Month Forecast.

3.12 Labeling. For each Product that is Manufactured under this Agreement, Aptevo shall provide Emergent with labeling specifications, which shall include date of manufacture or expiration as required, Batch-specific identification and any necessary artwork and engineering drawings related thereto. All labeling specifications submitted by Aptevo shall comply with all Applicable Laws and Regulatory Standards. Notwithstanding Emergent’s acceptance of Aptevo’s labeling specifications, Emergent shall not be responsible for any loss or liability incurred by Aptevo or any third party resulting from Emergent’s compliance with Aptevo’s labeling specifications.

3.13 New Jurisdictions. This Agreement contemplates Emergent’s provision of services with respect to the jurisdictions in which the Products are currently approved for commercial sale as of the Effective Time. If Aptevo intends to distribute Products in additional jurisdictions in which it did not distribute such Product as of the Effective Time, and if Aptevo desires for Emergent to Manufacture or otherwise provide services related to such Product for such additional jurisdiction under this Agreement, the Parties will negotiate in good faith to amend this Agreement to integrate such additional jurisdictions as appropriate. Such amendments may contemplate changes in price as well as changes to such Product’s Specifications, as applicable. Any such changes shall be agreed by both Parties in writing before becoming effective. Aptevo will not otherwise have any right to make or have made such Product, or perform or have performed services related to such Product for any such additional jurisdiction.

3.14 Price and Payment Terms. The price to be paid by Aptevo to Emergent for Manufacturing, all associated services contemplated by this Agreement and any additional specified activities shall be as identified in Schedule A and E, which prices may be changed in accordance with Section 3.15, 3.16 or 3.19. Emergent shall invoice Aptevo for each Batch of Product on Delivery of such Batch, and as otherwise set forth in Schedule A or E for activities other than Manufacturing.

3.15 Automatic Pricing Adjustments. Commencing on the first anniversary of the Effective Time and on each anniversary of the Effective Time thereafter, the prices set forth in Schedule A or E (as modified from time to time pursuant to Section 3.16 or 3.19) may be increased by [****] of [****]. For purposes of the percentage change calculation, the index value for the preceding [****]prior will be used.

3.16 Other Pricing Adjustments.

3.16.1 Emergent may increase the pricing on Schedule A if a significant increase in direct manufacturing costs (being a verifiable increase) occurs due to a change in the cost of any specialty source plasma or chromatography resin used in the Manufacturing of a Product, due to a change required by or on behalf of Aptevo or due to a Manufacturing Improvement pursuant to Section 2.5. Emergent will notify Aptevo in writing, will not increase the applicable pricing on Schedule A until [****] after such notification to Aptevo and, subject to confidentiality obligations to third parties, will provide suitable justification and verification data for any such increase or decrease prior to any change in pricing.

3.16.2 Emergent may alter the pricing on Schedule A or E due to changes in the [****], which exchange rate shall be determined at the [****] as provided by the Bank of Canada. To the extent that the foreign exchange rate varies from the [****]rate published by Bank of Canada as of the Effective Time, Emergent shall adjust the pricing on Schedule A and E for the next [****] in accordance with the Foreign Exchange Adjustment Schedule included on Schedule A.

3.16.3 [****]before the [****], Emergent and Aptevo shall re-negotiate the prices set forth on Schedules A and E on a per-stock keeping unit basis in good faith, which re-negotiated prices shall be effective as of the [****], and which re-negotiated prices shall not be in excess of [****]than the prices would have been as of immediately after the [****]pursuant to the increases contemplated in Sections 3.14, 3.15.1, 3.15.2 and 3.18. If Emergent and Aptevo cannot agree on such prices by the [****], then they shall resolve the dispute pursuant to the terms of Section 11.3.

3.17 General Payment Terms. All costs or fees related to bank deposits or wire transfers shall be paid by Aptevo. Any and all late payments shall be subject to the payment of interest at the [****] of the rate of [****] [****]. In addition to any other remedies Emergent may have in the event Aptevo does not pay an outstanding, overdue invoice for more than [****] from the date on which Emergent provided Aptevo with written notice of such default (which notice period shall be tolled during any bona fide dispute regarding such invoice), Emergent shall be entitled to refuse to perform any of the services contemplated by this Agreement, in its sole discretion, until all or an agreed upon portion of the aggregate amount owing has been paid, which refusal shall not be considered a Manufacturing Failure, nor shall Emergent’s non-performance pursuant to this Section 3.17 be factored in to the analysis for determining whether a Manufacturing Failure has occurred under the definition of Manufacturing Failure in ARTICLE I.

3.18 Payment without Deductions. All fees specified hereunder are expressed as net amounts and shall be paid by Aptevo free and clear of, and without reduction for, any withholding taxes. Aptevo shall, upon request, provide Emergent with official receipts issued by the appropriate taxing authority or such other evidence as may be reasonably requested by Emergent to establish that such taxes have been paid.

3.19 Stability Testing. Emergent shall perform ongoing stability testing program services related specifically to the Products, as described in Section 3.6 of the Quality Agreement, subject to Aptevo’s timely payment of the applicable fees for such services outlined on Schedule A. From time to time, Aptevo may reasonably request that Emergent revise its stability testing program for the Products, in which case the Parties shall negotiate in good faith with according adjustments to the pricing for such services outlined on Schedule A. Any such changes shall be agreed by both Parties in writing before becoming effective.

3.20 Regulatory Audits. Aptevo shall bear all cost and expense related to any audit of the Manufacturing Facility conducted by a Governmental Authority that is (i) specific to any Product under this Agreement or (ii) a general GMP audit with respect to any Product under this Agreement conducted by a Governmental Authority other than those in the United States or Canada, provided that Emergent shall bear all cost and expense related to any audit of the Manufacturing Facility that is a general audit of Emergent’s Manufacturing process. Emergent shall make the Manufacturing Facility and the relevant records available for such audits to the extent set forth in the Quality Agreement (to the extent Emergent is not bound by confidentiality restrictions with third parties with respect to such records).

3.21 Disposal or Maintenance of Products and Data. Except as necessary for Manufacturing or as otherwise required under this Agreement, Emergent shall not dispose of any Products in any form or at any stage of Manufacturing without the prior written approval of Aptevo. Emergent shall maintain and keep complete and accurate documentation of all validation data, stability testing data, Batch Records, quality control and laboratory testing and any other data required under cGMPs and in conformance with Emergent’s document retention policies. Notwithstanding the foregoing, Emergent may dispose of Products and documentation in the event that such items have been stored for a [****]period, Emergent has provided Aptevo with notice of its intent to dispose of such items, and Aptevo has not responded to such written notice within [****].

3.22 Second Source. Aptevo may request in writing that Emergent allow a specific CMO (as such term is defined in the PLA) to serve as a second manufacturing source for the Products (such CMO, the “Second Source Manufacturer”). Emergent may, in its sole discretion, comply with such request, in which case:

3.22.1 Emergent may require such CMO to be subject to certain requirements or obligations;

3.22.2 To the extent not already licensed under the terms of the PLA, Emergent shall grant to Aptevo a non-exclusive, royalty-free, worldwide, non-transferable license, under the Manufacturing Technology and the Included Manufacturing Improvements in the form in which such Manufacturing Technology and Included Manufacturing Improvements exist at the time of such grant, to make and have made the Products within the Field, solely by the Second Source Manufacturer;

3.22.3 Emergent shall provide reasonable assistance in the transfer of the Manufacturing Technology to the Second Source Manufacturer in a manner and at a rate to be negotiated by Emergent and Aptevo; and

3.22.4 Aptevo shall bear all costs associated with establishing the Second Source Manufacturer.

3.23 Delivery Failures. If Emergent fails to Deliver at least [****]of the aggregate quantity of all Products with respect to all Binding Purchase Orders within a rolling [****] period in accordance with this Agreement or if Emergent fails to issue the Emergent Release Documents for at least [****]of the quantity of Vials ordered under a Binding Purchase Order within [****] after the Firm Delivery Date in such Binding Purchase Order, then [****] executive vice president-level representative (or more senior representative, from Aptevo) from each Party shall meet in person or via teleconference to discuss such failures.

ARTICLE IV

[reserved]

ARTICLE V
LOGISTICS SERVICES

5.1 Scope. Aptevo hereby engages Emergent to be its provider of the logistics services set forth on the attached Schedule E (the “3PL Services”). Although Emergent may provide additional related services to Aptevo for a period of time under the TSA, the 3PL Services that Emergent shall provide under this Agreement are strictly limited to such services as are specified herein. If at any point Aptevo has terminated this Agreement with respect to the 3PL Services for a given Product, Emergent shall deliver such Product to Aptevo [****] upon Delivery.

5.2 Shipment of Products. Except for deliveries made under quarantine on terms and conditions agreed by the Parties in writing from time to time, Emergent shall not ship a Product until: (a) the applicable Release of such Product; (b) such Product has been approved and released for shipment by the applicable Governmental Authority (if applicable); and (c) Emergent has received from Aptevo a Shipping Order for such Product. Emergent shall thereafter cause the applicable Product to be delivered to the Shipping Destination [****], using Aptevo’s shipping accounts, per the terms of Schedule E. If a Shipping Order requires a Product to be exported out of the applicable country of origin, Aptevo shall be the exporter of record for such Product and shall be responsible for complying with all customs requirements and export Laws of the applicable jurisdiction. Aptevo shall also be the importer of record (where applicable) for such Products and shall be responsible for complying with all customs requirements and import Laws of the applicable country. Aptevo shall pay all associated duties, taxes and costs for importing and exporting Products under this Agreement. Each shipment of the Product shall be accompanied by an Aptevo Certificate of Analysis, a bill of lading prepared by Emergent, and any other documents required by Regulatory Standards and reasonably requested by Aptevo.

5.3 Export Documentation. To the extent required to carry out a Shipping Order, Emergent shall prepare such documents as are necessary for the applicable Regulatory Standards and other regulations pertaining to import and export of the applicable Products, provided, however, that Aptevo is solely responsible for providing Emergent with the correct forms of each document and furnishing the necessary information required by each document, ensuring the compliance of all such documents with the applicable regulations and Aptevo shall solely bear the risk of any loss of or damage to Products, and all other liability, due to non-compliance with applicable import or export Laws, other than any such risk of loss or damage to the Products resulting solely from Emergent’s failure to follow the Finished Product Shipping Specifications or Emergent’s intentional misconduct or gross negligence.

5.4 Price and Payment Terms. The price to be paid by Aptevo to Emergent for 3PL Services shall be as identified in Schedule A. The price to be paid by Aptevo to Emergent for each Shipping Order of Product shall be as identified in Schedule E.

5.5 Delivery Loss. In the event of partial or full loss or non-delivery of a Product, the Parties will cooperate to ensure that notification and follow-up with the involved ground and air carriers and customs or other warehouses is made in order to determine the cause of such partial loss, full loss or other non-delivery, including if such missing Product can be located. The responsibility for such partial or full loss or non-delivery of a Product rests with Aptevo following Delivery thereof, except that Emergent shall be responsible for such full or partial loss as was caused by Emergent’s failure to follow the Finished Product Shipping Specifications or Emergent’s intentional misconduct or gross negligence. For any Product which is not recovered or which is damaged or defective due to acts or omissions of the carrier, the Parties shall negotiate a schedule for the Manufacturing of additional Product by Emergent at Aptevo’s cost.

ARTICLE VI
CONFIDENTIALITY

6.1 Confidentiality.

6.1.1 Subject to Section 6.2, each of Emergent and Aptevo (each, a “Receiving Party”), on behalf of itself and each Subsidiary of such Party and each other Person that is controlled directly or indirectly by such Party (collectively, the relevant “Receiving Group”), agrees to hold, and to cause its respective Representatives to hold, in strict confidence, with at least the same degree of care that applies to Emergent’s confidential and proprietary information pursuant to policies in effect as of the Distribution Date (and in no event less than a reasonable degree of care), all confidential or proprietary Information (“Confidential Information”) concerning each such other Group or any of its members (collectively, the “Disclosing Group”, and the relevant Party in such Group, the “Disclosing Party”) that is either in the possession of any member of the Receiving Group or any of its respective Representatives (including such Confidential Information in its possession prior to the date hereof) or furnished by any member of the Disclosing Group or its respective Representatives at any time pursuant to this Agreement or otherwise, and shall not use any such Confidential Information other than for such purposes as shall be expressly permitted hereunder, except, in each case, to the extent that such Confidential Information (i) is as of the date hereof or at any time thereafter in the public domain or generally known to the public through no fault of any member of the Receiving Group or any of their respective Representatives, (ii) is after the Effective Time lawfully acquired by any member of the Receiving Group from sources, other than any member of the Disclosing Group or any of its respective Representatives, which sources are not themselves bound by a confidentiality obligation, or (iii) is independently generated by a member of the Receiving Group without reference to any Confidential Information of the Disclosing Group. Each Party shall maintain, and shall cause its respective Group members and Representatives to maintain, policies and procedures, and develop such further policies and procedures as will from time to time become necessary or appropriate, to ensure compliance with this Section 6.1.

6.1.2 Aptevo acknowledges that it and other members of the Aptevo Group may have in its or their possession Confidential Information of third Persons that was received under a confidentiality or nondisclosure agreement with such third Person while the Aptevo Group was part of Emergent. Aptevo will, and will cause its respective Group members and its Representatives to, hold in strict confidence the Confidential Information of third Persons to which any member of the Aptevo Group has access, in accordance with the terms of any agreements entered into prior to the Effective Time between any member of the Emergent Group and such third Persons.

6.1.3 Each Receiving Party, on behalf of itself and the other members of its Receiving Group, agrees not to release, communicate or disclose, or permit to be released, communicated or disclosed, directly or indirectly, any Confidential Information of the Disclosing Group to any other Person, except its Representatives who need to know such Confidential Information (who shall be advised of their obligations hereunder with respect to such Confidential Information), except in compliance with Section 6.2. Without limiting the foregoing, when any such Confidential Information is no longer needed for the purposes contemplated by this Agreement, each Receiving Party will promptly after request of the Disclosing Party either return to the Disclosing Party all such Confidential Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the Disclosing Party that it has destroyed such Confidential Information (and such copies thereof and such notes, extracts or summaries based thereon).

6.1.4 Each Party shall be liable for any failure by the members of its Group, and their respective Representatives, to comply with the restrictions on use and disclosure of Confidential Information contained in this Agreement.

6.1.5 Each Party hereby acknowledges and agrees that the remedy at Law for any breach of its confidentiality obligations this ARTICLE VI with respect to the Confidential Information exchanged under this Agreement would be inadequate and that the Disclosing Party shall be entitled to injunctive relief, without the requirement of posting any bond or other security, in addition to any other remedy it may have upon breach of any provision of this Agreement.

6.2 Protective Arrangements. In the event that any Receiving Party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Confidential Information of the Disclosing Group pursuant to applicable Law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Confidential Information of the Disclosing Party (or any member of any other Party’s Group), such Receiving Party shall notify the Disclosing Party (if legally permissible under the circumstances) prior to disclosing or providing such Confidential Information and shall cooperate at the expense of the Disclosing Party in seeking any reasonable protective arrangements requested by the Disclosing Party. Subject to the foregoing, the member of the Receiving Group that received such request may thereafter disclose or provide the Disclosing Group’s Confidential Information to the extent required by such Law (as so advised by counsel) or by lawful process or such Governmental Authority. The Receiving Party shall promptly provide the Disclosing Party with a copy of the Confidential Information so disclosed, in the same form and format so disclosed, together with a list of all Persons to whom such Confidential Information was disclosed, in each case if legally permissible under the circumstances.

ARTICLE VII
REPRESENTATIONS, WARRANTIES & COVENANTS

7.1 Warranties by both Parties. Each Party represents, warrants and covenants to the other Party that:

7.1.1 it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, to conduct its business as currently conducted and to enter into this Agreement, and to consummate the transactions contemplated by this Agreement;

7.1.2 neither the execution, delivery nor performance of this Agreement by such Party violates or conflicts with, or will violate or conflict with, any provision of such Party’s organizational or governing documents or instruments, nor are there any inconsistencies, to the best of such Party’s knowledge, between the terms of this Agreement and any of such Party’s obligations to third parties or under Applicable Law, which bind or encumber it or its property;

7.1.3 the execution, delivery and performance of this Agreement has been duly authorized by such Party’s appropriate authorizing authority or other applicable governing body and by any other necessary corporate or other legal actions of such Party, and this Agreement constitutes the valid and binding obligation of such Party, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally;

7.1.4 its performance of services under this Agreement will comply with all Applicable Laws; and

7.1.5 there are no actions, suits, claims or proceedings (pending or threatened) against, by, or affecting such Party in any court or before any arbitrator or governmental agency or authority that may have a material adverse effect on such Party’s assets, its financial condition, the operation of its business or its ability to perform its obligations under this Agreement.

7.2 Additional Warranties by Emergent. Emergent represents, warrants and covenants to Aptevo as follows:

7.2.1 with respect to each Vial of Product that is Delivered, the Manufacturing Emergent performs hereunder will be performed in accordance with the Quality Agreement, the Specifications and cGMPs;

7.2.2 as of the Delivery of each Vial, such Vial is Conforming Product.

7.2.3 no individual who has been debarred by the FDA (pursuant to 21 U.S.C. Section 335a) or local regulatory or federal agency from providing services in any capacity to a person that has an approved or pending drug product application (a “Debarred Individual”), or an individual or entity known to Emergent to be an employer, employee, partner or Affiliate of a Debarred Individual, will be in any manner employed or used by Emergent in the Manufacture of the Products or any related activities;

7.2.4 neither Emergent, nor any Affiliate of Emergent that may be involved in the Manufacturing of the Products, is a corporation, partnership, association or other legal entity that has been debarred by the FDA (pursuant to 21 U.S.C. Section 335a) or local regulatory or federal agency from submitting or assisting in the submission of any abbreviated drug application (a “Debarred Entity”);

7.2.5 as of the Delivery of each Vial of Product, Emergent has good and marketable title to such Products, and as of Delivery all Products so Delivered are free from all liens, charges, encumbrances and security interests, other than (a) licenses of Intellectual Property pursuant to this Agreement and (b) any liens that are effected by operation of law and that do not adversely affect Aptevo’s ability to own, use or sell the applicable Product (for clarity, this Section 7.2.5 shall not be interpreted to include any representation, warranty, or covenant regarding the non-infringement, non-misappropriation or non-violation of any Intellectual Property rights of any third party);

7.2.6 any changes made after the Effective Time to the Manufacturing process used by Emergent to Manufacture the Products (other than Product-Specific Manufacturing Improvements proposed and approved by Aptevo) do not and will not infringe, misappropriate or otherwise violate the Intellectual Property rights or any other right of any third party;

7.2.7 under this Agreement, Emergent, or any Affiliate of Emergent, will satisfy the requirements of a distributor, as such term is defined in the Good Manufacturing Process Guidelines, 2009 Edition, Version 2 (GUI-0001), as issued March 4, 2011 by Health Canada (the “Distributor”) and will act as a Distributor for Aptevo with respect to each Product under this Agreement that is distributed in Canada and will uphold any and all requirements set forth by the GMPs under Division 2, Part C of the Food and Drug Regulations (Consolidated Regulations of Canada, Chapter 870) as applied to an entity that does not hold the drug identification number for a product acting as a distributor for such product.

7.3 Additional Warranties by Aptevo. Aptevo represents, warrants and covenants to Emergent as follows:

7.3.1 Aptevo’s storage, labeling, distribution, use, and sale of Products complies and will comply with all Applicable Law;

7.3.2 all necessary import and export licenses are in place or will be in place at the time of import or export (as applicable), and the import, export, distribution and sale of Products materially comply with all Applicable Law;

7.3.3 all necessary approvals of the FDA or any other Governmental Authority, whether federal, state, local or foreign, for the purpose for which the Products are intended to be distributed or sold, are in place or will be in place at the time of distribution or sale; and

7.3.4 Aptevo is not aware of any action or proceeding by any Regulatory Authority threatened against Aptevo relating to safety or efficacy of any of the Products, other than periodic discourse with the FDA or other Regulatory Authority related thereto.

7.4 Disclaimer of Warranties. EXCEPT FOR THE WARRANTIES SET FORTH IN SECTIONS 7.1, 7.2 AND 7.3, OR AS EXPRESSLY SET FORTH IN THE SDA OR ANY ANCILLARY AGREEMENT, EMERGENT HEREBY DISCLAIMS ALL CONDITIONS, WARRANTIES AND STATEMENTS IN RESPECT OF THE MATERIALS, THE PRODUCTS AND SERVICES PROVIDED HEREUNDER, WHETHER EXPRESS OR IMPLIED, CUSTOM OF THE TRADE OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY SUCH CONDITION, WARRANTY OR STATEMENT RELATING TO MERCHANTABILITY, NONINFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR USE UNDER ANY CONDITIONS.

ARTICLE VIII
INDEMNIFICATION AND LIMITATION ON LIABILITY

8.1 Indemnification by Emergent. Subject to the limitations set forth in Section 8.4 below, Emergent shall indemnify, defend and hold harmless Aptevo, its Affiliates and their respective directors, officers, employees, and agents, from and against any and all Liabilities arising out of Third-Party Claims to the extent as a result of (a) the failure of Emergent to perform the Manufacturing in compliance with cGMP or the Specifications, (b) the fraud, gross negligence or willful misconduct of Emergent, its directors, officers, employees or agents in the performance of its obligations under this Agreement, (c) the recall, product withdrawal or other field correction action of any Product by the FDA, other Governmental Authority or otherwise, to the extent caused by Emergent’s Delivery of Product that, as of such Delivery, does not meet Specifications, (d) any changes made after the Effective Time to the Manufacturing process used by Emergent to Manufacture the Products (except to the extent resulting solely from a Product- Specific Manufacturing Improvement proposed and approved by Aptevo) or (e) any alleged or actual infringement or misappropriation of Third Party Intellectual Property rights to the extent resulting from Emergent’s use of any Emergent information, data or property in the performance of this Agreement or resulting from any Facility Improvements and Platform Manufacturing Improvements.

8.2 Indemnification by Aptevo. Aptevo will indemnify, defend, and hold harmless Emergent, its Affiliates and their respective directors, officers, employees, and agents, from and against any and all Liabilities arising out of Third-Party Claims to the extent as a result of (a) the promotion, distribution, marketing, sale or use of any Product by Aptevo or any third party, including any product liability claim of a third party (except to the extent such claim is subject to Emergent’s indemnification obligations under Section 8.1 above), (b) the fraud, gross negligence or willful misconduct of Aptevo, its directors, officers, employees or agents in the performance of its obligations or exercise of its rights under this Agreement, (c) any alleged or actual infringement or misappropriation of third party Intellectual Property rights in the Products or any portion thereof (except to the extent such claim is subject to Emergent’s indemnification obligations under Section 8.1 above), or resulting from use of any Aptevo information, data or property in the performance of this Agreement, including without limitation the labeling specifications provided to Emergent by Aptevo, (d) the recall, product withdrawal or other field correction action of any Product by the FDA, other Governmental Authority or otherwise (other than recalls for which Emergent is obligated to indemnify Aptevo pursuant to Section 8.1(c)) or (e) the breach by Aptevo of its representations, warranties, obligations or covenants hereunder (except for a breach of payment obligations).

8.3 Conditions. Promptly after a Party (the “Indemnified Party”) obtains knowledge of the existence or commencement of any claim or proceeding with respect to which the Indemnified Party is entitled to indemnification under Section 8.1 or 8.2, such Indemnified Party will notify the other Party (the “Indemnifying Party”) of such claim or proceeding in writing; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced thereby. The Indemnifying Party will assume the defense and settlement of such claim or proceeding with counsel reasonably satisfactory to the Indemnified Party at the Indemnifying Party’s sole risk and expense; provided, however, that the Indemnified Party (i) will reasonably cooperate with the Indemnifying Party in the defense and settlement of such claim or proceeding, and (ii) may not settle any such claim or proceeding without the Indemnifying Party’s written consent (not to be unreasonably withheld or delayed). The Indemnifying Party may not settle any such claim or proceeding without the Indemnified Party’s written consent, unless such settlement (x) includes a release of all covered claims or proceedings pending against the Indemnified Party; (y) contains no admission of liability or wrongdoing by the Indemnified Party; and (z) imposes no obligations upon the Indemnified Party.

8.4 Limitation on Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE SDA, THE TSA OR ANY OTHER ANCILLARY AGREEMENT:

8.4.1 EXCEPT FOR BREACHES OF ARTICLE VI, SECTIONS 2.6.1, 2.6.2, 2.6.3 OR 12.4.2, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY PARTY CLAIMING THROUGH OR UNDER SUCH OTHER PARTY FOR ANY LOST PROFITS OR REVENUES, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED, WHETHER IN AN ACTION IN CONTRACT, TORT (INCLUDING STRICT LIABILITY), BASED ON A WARRANTY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES;

8.4.2 EMERGENT SHALL BE ENTITLED TO SEEK LOST PROFITS, OR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, AGAINST APTEVO, ANY MEMBER OF THE APTEVO GROUP, ANY ACQUIRING PARTY OR ANY AFFILIATE OF THE FOREGOING ARISING OUT OF OR IN CONNECTION WITH ANY BREACH OF ARTICLE VI, SECTIONS 2.6.2, 2.6.3 OR 12.4.2, DIRECTLY OR INDIRECTLY, BY APTEVO OR ANY OF THE FOREGOING.

8.4.3 EXCEPT FOR APTEVO’S INDEMNITY OBLIGATIONS UNDER SECTION 8.2 AND FOR EITHER PARTY’S BREACH OF ARTICLE VI, SECTIONS 2.6.1, 2.6.2, 2.6.3 OR 12.4.2, EACH PARTY’S LIABILITY FOR ALL CLAIMS ARISING UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT PAID BY APTEVO TO EMERGENT UNDER THIS AGREEMENT DURING THE ONE YEAR PRECEDING THE EVENT THAT GAVE RISE TO SUCH CLAIM; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT LIMIT APTEVO’S PAYMENT OBLIGATIONS FOR PURCHASE OF PRODUCT AND SERVICES OR OTHER FEES DUE HEREUNDER, INCLUDING WITHOUT LIMITATION ANY AMOUNTS PAYABLE IN CONNECTION WITH [****]OBLIGATIONS PURSUANT TO SECTION 3.1.5; AND

8.4.4 EMERGENT’S LIABILITY FOR THE REPLACEMENT OF OR THE COST OR VALUE OF ANY MATERIALS (EXCLUDING ACTIVE PHARMACEUTICAL INGREDIENTS) OR PRODUCTION EQUIPMENT SUPPLIED TO EMERGENT HEREUNDER BY APTEVO (IF ANY), INCLUDING BUT NOT LIMITED TO ANY MATERIALS (EXCLUDING ACTIVE PHARMACEUTICAL INGREDIENTS) OR SUCH PRODUCTION EQUIPMENT LOST OR DAMAGED, SHALL BE LIMITED TO THE ACTUAL VALUE THEREOF, BUT IN ANY EVENT SHALL NOT EXCEED EMERGENT’S INSURANCE COVERAGE FOR PROPERTY OF OTHERS AND ANY RELATED LOSS OR DAMAGE. APTEVO WILL BE RESPONSIBLE FOR PROVIDING THE VALUE OF ANY CLAIMED LOSS TO EMERGENT’S INSURANCE CARRIER FOR LOSSES COVERED BY EMERGENT’S INSURANCE POLICY.

8.5 Interaction with the SDA and other Ancillary Agreements. Notwithstanding anything to the contrary in the SDA, in no event may any claim, including any Dispute, under or with respect to the subject matter of this Agreement be the basis of an indemnification claim under Article IV of the SDA or under any other Ancillary Agreement.

ARTICLE IX

TERM AND TERMINATION

9.1 Term. Unless terminated in accordance with the provisions of Section 9.2, the term of this Agreement shall commence on the date hereof and continue for a period of ten (10) years.

9.2 Termination. This Agreement may be terminated:

9.2.1 by either Party immediately, in the event of an Insolvency/Bankruptcy Event with respect to the other Party;

9.2.2 by Emergent immediately, or at Emergent’s discretion, suspended immediately, upon written notice to Aptevo if Aptevo fails to pay Emergent in full any undisputed amount due and payable in connection with this Agreement within [****]after receipt of written notice from Emergent of such failure;

9.2.3 by the non-breaching Party immediately, if the other Party has materially breached this Agreement and fails to cure such breach (a) within [****] after receipt of written notice thereof or (b) if such breach cannot be cured within such [****]period, such period of time as the breaching Party is diligently making efforts to cure such breach, but in no event more than [****]after receiving notice of such breach from the non-breaching Party;

9.2.4 by Aptevo, in its entirety, by providing not less than twenty-four (24) months’ written notice;

9.2.5 by Emergent, in its entirety, by providing not less than thirty-six (36) months’ written notice;

9.2.6 by Aptevo, immediately upon written notice to Emergent in the event of a Manufacturing Failure; or

9.2.7 by Aptevo, solely with respect to all 3PL Services, by providing not less than [****] written notice.

Notwithstanding the above, in no event shall notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the Party giving notice of failure to pay or breach under Sections 9.2.2 or 9.2.3 may have as a consequence of such failure or breach.

9.3 Outstanding Obligations. Termination or expiration of this Agreement, for whatever reason, shall not affect the obligation of either Party to make any payments for which it is liable prior to or upon such termination. Upon any termination of this Agreement, Aptevo shall be responsible for any Binding Purchase Orders (although Emergent shall have the right, in its discretion, to cancel any such Purchase Order) and will purchase from Emergent, at a price [****]therefor, any Materials purchased for the Products (based on forecasts or otherwise) which Emergent has reasonably purchased or ordered which cannot be canceled. Upon receipt of such payment, Emergent shall immediately deliver such Materials to Aptevo [****] (such Materials’ locations). Section 4.4(a) of the PLA is hereby incorporated by reference.

9.4 Manufacturing Failure; CMO Appointment. If (i) a Manufacturing Failure occurs, and if Aptevo obtains the right, under Section 2.1(b) of the PLA, to exercise the right to have a Product manufactured by a CMO (as such term is defined in the PLA), or (ii) Emergent approves of a CMO in its sole and absolute discretion pursuant to Section 2.1(b) of the PLA (each, a “Triggering Event”), Emergent shall, itself or through the relevant member of the Emergent Group:

9.4.1 Technology Transfer. Provide reasonable assistance in the transfer of the Manufacturing Technology (as such term is defined in the PLA) and the Included Manufacturing Improvements to such CMO as follows: (i) Emergent will, without charge to Aptevo or the CMO, provide to such CMO the documentation of the Manufacturing Technology and the Included Manufacturing Improvements, in hard copy or electronic form, that is in Emergent’s possession and control; (ii) Emergent will provide up to [****] FTE-hours of support without charge to Aptevo or the CMO to train such CMO in using such Manufacturing Technology and Included Manufacturing Improvements; and (iii) if such CMO needs reasonable additional assistance to use the Manufacturing Technology and Included Manufacturing Improvements, beyond the [****] FTE-hours set forth in the foregoing clause (ii), then Emergent will provide such reasonably requested support for up to [****] after the beginning of the technology transfer process and Aptevo will reimburse Emergent for such additional support at Emergent’s then-standard rate.

9.4.2 Manufacturing License. Subject to the terms and conditions of this Agreement, grant to Aptevo a royalty-free, worldwide, non-transferable (except as provided in this Section 9.4.2 and for certain assignments as provided in Section 12.4) license, under the Included Manufacturing Improvements in the form in which such Included Manufacturing Improvements exist at the time of the Triggering Event, to make, have made, use, sell, offer to sell, import and otherwise commercialize the Products, solely within the Field, provided that Aptevo may only exercise (and the other members of the Aptevo Group may only exercise) the rights to make and have made the Products through such CMO pursuant to and in accordance with the PLA. Sections 2.6.3, 2.6.5 and 2.6.6 of this Agreement shall apply to Aptevo with respect to such license. Such license is subject to Aptevo’s compliance with the terms of this Section 9.4.2 and, as applicable, Section 12.4 and shall terminate (a) upon the termination of the PLA for any reason or (b) if Aptevo breaches any term of any of Sections 2.6.3, 2.6.5, 2.6.6, this 9.4.2 or 12.4 and (i) fails to cure such breach within [****] after receipt of written notice of such breach from Emergent or (ii) if such breach is incapable of cure, as determined by Emergent in Emergent’s reasonable discretion.

ARTICLE X
INSURANCE

10.1 Product Liability Insurance. Aptevo and Emergent shall each, at its own expense, maintain product liability insurance coverage, through the term of this Agreement and for a period of [****] thereafter, of at least [****]. Aptevo and Emergent will provide a certificate of insurance to the other upon request. Emergent shall be covered as an additional insured on Aptevo’s product liability policy. If such product liability insurance is underwritten on a claims made basis, Aptevo and Emergent agree that any change of the fronting insurance carriers may require the purchase of prior acts coverage to ensure that coverage will be continuous throughout the term of this Agreement and for a period of [****] thereafter.

10.2 Insurance; Liability to Third Persons. Emergent and Aptevo, each at their own expense, shall obtain and thereafter maintain during the term of this Agreement:

10.2.1 workers’ compensation as required by all applicable laws and Employer’s Liability insurance with a policy limit of not less than [****]; and

10.2.2 A combination of commercial general liability insurance and excess or umbrella insurance including contractual liability with combined minimum limits of [****] for each occurrence and in the aggregate.

Each Party shall immediately give the other or its representative notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement.

ARTICLE XI
DISPUTE RESOLUTION

11.1 Resolution Process. Notwithstanding anything to the contrary in the SDA, any Dispute (as defined below) shall be resolved exclusively in accordance with the following provisions of this ARTICLE XI:

11.1.1 Disputes. Any controversy or claim arising after the Effective Time and arising out of or relating to this Agreement, or the breach hereof, other than an inability to reach agreement under Section 3.16.3 (a “Dispute”), shall be resolved: (a) first, by negotiation by the Project Managers, and then (if there remains a Dispute) negotiation by and among the members of the Joint Steering Committee, with the possibility of mediation as provided in Section 11.1.2; and (b) then, if negotiation and mediation fail, by binding arbitration as provided in Section 11.2. Each Party agrees on behalf of itself and each of its Subsidiaries that the procedures set forth in this ARTICLE XI shall be the exclusive means for resolution of any Dispute. The initiation of mediation or arbitration hereunder will toll the applicable statute of limitations for the duration of any such proceedings.

11.1.2 Negotiation and Mediation. If either Party serves written notice of a Dispute upon the other Party (a “Dispute Notice”), the Parties will first attempt to resolve such Dispute by direct discussions and negotiation (including as set forth in Section 11.1.1 above). If the Parties agree, the Parties may also attempt to resolve the Dispute by a mediation administered by the International Institute for Conflict Prevention & Resolution (“CPR”) under its Mediation Procedure.

11.2 Arbitration.

11.2.1 If a Dispute is not resolved within [****] (or later if mutually agreed by the Parties) after the service of a Dispute Notice, either Party shall have the right to commence arbitration. The arbitration shall be administered by the CPR pursuant to its Arbitration Rules and Procedures. References herein to any arbitration rules or procedures mean such rules or procedures as amended from time to time, including any successor rules or procedures, and references herein to the CPR include any successor thereto. The arbitration shall be before three (3) arbitrators. Each Party shall designate one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4 of the CPR Rules. The two Party- appointed arbitrators will select the third, who will serve as the panel’s chair or president. This arbitration provision, and the arbitration itself, shall be governed by the Laws of the State of Delaware and the Federal Arbitration Act, 9 U.S.C. §§ 1-16.

11.2.2 Consistent with the expedited nature of arbitration, each Party will, upon the written request of the other Party, promptly provide the other with copies of documents on which the producing Party may rely in support of or in opposition to any claim or defense. At the request of a Party, the arbitrators shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of [****] per Party and shall be held within [****] of the grant of a request. Additional depositions may be scheduled only with the permission of the arbitrators, and for good cause shown. Each deposition shall be limited to a maximum of one day’s duration. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The Parties shall not utilize any other discovery mechanisms, including international processes and U.S. federal statutes, to obtain additional evidence for use in the arbitration. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive. All discovery shall be completed within [****] following the appointment of the arbitrators. All costs and fees relating to the retrieval, review and production of electronic discovery shall be paid by the Party requesting such discovery.

11.2.3 The panel of arbitrators shall have no right, power or authority, under the CPR Rules for Non-Administered Arbitration or otherwise, to (i) award non-monetary or equitable relief of any sort (except as set forth in Section 2.6.3, ARTICLE VI, and except in the event of a breach of Section 12.4.2 or as necessary to otherwise enforce Section 12.4.2); (ii) relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement; (iii) limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement; or (iv) adjudicate any matters pertaining to the SDA or any Ancillary Agreement other than this Agreement.

11.2.4 Absent fraud or manifest error, any arbitral award issued hereunder shall be final, binding and the sole and exclusive remedy to the Parties. Either Party may seek to confirm and enforce any final award entered in arbitration, in any court of competent jurisdiction.

11.2.5 Except as may be required by Law or any applicable rules and regulations of any stock exchange, neither a Party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.

11.3 Expert Resolution for Lack of Agreement in Section 3.16.3. If the Parties are unable to reach agreement within [****] of beginning discussions under Section 3.16.3, the disagreement shall be resolved pursuant to this Section 11.3.

11.3.1 Any matter under this Section 11.3 shall be referred to a person suitably qualified to determine such matter who shall be jointly nominated and approved by the Parties (the “Expert”). The Expert will act as an expert, not as an arbitrator. Any fee due the Expert shall be shared by the Parties. The Expert’s terms of appointment shall include: (i) a requirement that the Expert act fairly; (ii) unless otherwise agreed by the Parties, a requirement that the Expert hold adequate professional indemnity insurance both then and for at least the period of statutory limitation following the date of the Expert’s determination; (iii) confidentiality obligations reasonably acceptable to the Parties; and (iv) a commitment by the Parties to supply to the Expert all such assistance, documents and information as the Expert may reasonably require for the purpose of his or her determination.

11.3.2 Within [****] after the designation of the Expert pursuant to Section 11.3.1, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions on the disagreement. Each Party shall have [****] from receipt of the other Party’s submission to submit to the Expert and the other Party a written response thereto, which shall include any specific financial or back-up information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.

11.3.3 No later than [****] after the designation of the Expert, the Parties shall each submit a final proposal to the Expert, who shall select one of such proposals based on the Expert’s opinion as to the overall fairness and reasonableness of such proposal in light of the totality of the circumstances. The Expert shall provide the Parties with a written statement setting forth the basis of the determination. The decision of the Expert shall be final and conclusive, absent manifest error on all such matters.

11.4 Interim Relief. At any time during the resolution of a dispute between the Parties, either Party has the right to apply to any court of competent jurisdiction for interim relief, including pre-arbitration attachments or injunctions, necessary to preserve the Parties’ rights or to maintain the Parties’ relative positions until such time as the arbitration award is rendered or the dispute is otherwise resolved.

11.5 Expenses. Each Party shall bear its own costs, expenses and attorneys’ fees in pursuit and resolution of any dispute; provided, however, that, in the event of any arbitration with respect to any dispute pursuant to Section 11.1 in which the arbitrator issues an arbitral award in an amount that is within [****] of the amount of the most recent bona fide written settlement offer submitted by a Party and rejected by a Party in connection with such dispute, then the Party that rejected such settlement offer shall bear both Parties’ costs, expenses and attorneys’ fees incurred in connection with such arbitration (including the fees and expenses of any arbitrator).

ARTICLE XII
MISCELLANEOUS

12.1 Provisions from the SDA. The Parties agree and acknowledge that this Agreement is an Ancillary Agreement and, therefore, that certain provisions of the SDA apply hereto, provided, however, that if there is any conflict between the terms of this Agreement and the terms of the SDA, the terms of this Agreement apply with respect to the subject matter hereof. Sections 11.1 (Counterparts; Entire Agreement; Corporate Power), 11.2 (Governing Law), 11.6 (Severability), 11.10 (Headings), 11.11 (Survival of Covenants), 11.12 (Waivers of Default), 11.14 (Amendments), 11.15 (Interpretation) and 11.16 (No Set Off) of the SDA are incorporated herein by reference, mutatis mutandis.

12.2 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.2):

If to Emergent, to:

General Counsel

400 Professional Drive

Suite 400

Gaithersburg, MD 20879

If to Aptevo to:

General Counsel
2401 4th Avenue

Suite 1050

Seattle, WA 98121

Any Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

12.3 Force Majeure. If either Party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control (to the extent such Party could not have mitigated the effects of such events using reasonable efforts), including but not limited to unanticipated Manufacturing Facility shutdown, supplier delays or failures, equipment failure, fire, flood, civil commotion, riot, war (declared and undeclared), revolution, action by government including delays in obtaining governmental approvals or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the Parties to resume performance under this Agreement. Any failure of Emergent in performing its obligations hereunder due to Aptevo’s failure to provide to Emergent any information, assistance or material necessary for Emergent to perform its activities under this Agreement shall also so excuse Emergent’s failure.

12.4 Assignability.

12.4.1 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as otherwise provided for in this Agreement, this Agreement shall not be assignable by either Party, in whole or in part, without the express written consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, no such consent shall be required for (i) the assignment of all of Aptevo’s rights and obligations under this Agreement to an acquirer of all or substantially all of the assets of the Aptevo Group relating to all the Products, (ii) the assignment of all of Emergent’s rights and obligations under this Agreement to an acquirer of all or substantially all of the assets of Emergent relating to the Manufacturing Technology or (iii) the licensing, assignment or otherwise transferring of any Aptevo Intellectual Property, subject to the license granted to Emergent herein.

12.4.2 If Aptevo or a member of the Aptevo Group (in each case, except to the extent otherwise expressly permitted by this Agreement or any other Ancillary Agreement), or any successor or assignee of Aptevo, or an Acquiring Entity operates a Competing Program, (i) such Person and its Affiliates shall establish and enforce internal processes, policies, procedures and systems to strictly segregate information relating to any Competing Program from the Manufacturing Technology and the Included Manufacturing Improvements; (ii) such Person and its Affiliates shall not use, directly or indirectly, any Manufacturing Technology, Included Manufacturing Improvements or any Confidential Information of Emergent in such Competing Program (except that a CMO is permitted to use the Manufacturing Technology and the Included Manufacturing Improvements solely to manufacture the Products on behalf of Aptevo or its successor or assignee, as applicable, solely in accordance with the terms of this Agreement and the PLA); (iii) no personnel who had access to the Manufacturing Technology or Included Manufacturing Improvements at any time may conduct any activities under such Competing Program (except that a CMO is permitted to use the Manufacturing Technology and the Included Manufacturing Improvements solely to manufacture the Products on behalf of Aptevo or its successor or assignee, as applicable, solely in accordance with the terms of this Agreement and the PLA); and (iv) Emergent may abstain from sharing with such Person and its Affiliates any Confidential Information related to the Manufacturing Technology or the Included Manufacturing Improvements, in its sole discretion. Notwithstanding anything else to the contrary in the Agreement, following an assignment of this Agreement by a Party in accordance with such Party’s right to assign this Agreement under Section 12.4.1(i) or (ii), as applicable, the assigning Party may request from the non-assigning Party that the assigning Party be released from liability with regard to the actions of such assignee under this Agreement following such assignment, which release shall not be unreasonably withheld or delayed.

12.4.3 Nothing herein shall prevent Emergent or any member of the Emergent Group from, subject to the licenses granted to Aptevo herein, licensing, assigning or otherwise transferring any right, title or interest in or to any Licensed IP or Included Manufacturing Improvements.

12.4.4 To the extent either Party assigns the Intellectual Property underlying any license granted under this Agreement, such Party shall assign the applicable portions of this Agreement to such assignee.

12.4.5 Notwithstanding anything to the contrary contained herein in the SDA or in any other Ancillary Agreement, any attempt by Aptevo to assign any rights or obligations arising under this Agreement, the CDA or the PLA shall be void unless Aptevo concurrently assigns this Agreement, the CDA and the PLA (to the extent such agreements have not terminated or expired) to the same assignee, and (b) the applicable assignment, transfer (including by operation of law) or change of control of Aptevo shall be void unless the same person or entity is, as of any relevant time, “Aptevo” under this Agreement and “Aptevo” under the CDA and PLA.

12.4.6 The assigning Party shall remain bound by all obligations with respect to the other Party’s Confidential Information under this Agreement. The non-assigning Party may disclose the assigning Party’s Confidential Information to the assignee as necessary for the non- assigning Party’s performance of its obligations and exercise of its rights under this Agreement.

12.5 Independent Contractors. It is expressly agreed that Emergent and Aptevo shall be independent contractors and that the relationship between Emergent and Aptevo shall not constitute a partnership, joint venture or agency. Neither Emergent nor Aptevo shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

12.6 Bankruptcy. All rights and licenses granted under or pursuant to any Section of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of Title 11 of the United States Code, as amended (the “Bankruptcy Code”)). Each Party shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code with respect to such rights and licenses.

12.7 Survival. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the execution and or termination hereof, or are prospective in nature, shall survive such execution or termination, as the case may be, including Sections 2.6.3, 2.6.5, 2.6.6, 3.7, 3.9, 3.17, 3.18, 3.20, 3.21, 6.1, 7.4, ARTICLE VIII, Section 9.3, Section 9.4 (solely to the extent a Triggering Event had occurred prior to the expiration or termination of this Agreement or if this Agreement is terminated pursuant to Section 9.2.5), ARTICLE X, Sections 11.1, 11.2, 11.4, 11.5, 12.1, 12.2, 12.3, 12.4,

12.5, 12.7, 12.8 and 12.9.

12.8 Further Assurances. Each Party covenants and agrees that, without any additional consideration, it shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate this Agreement. For clarity, nothing in this Section 12.8 shall be construed as an obligation on the part of either Party to perform any services.

12.9 Quality Agreement. The Quality Agreement shall, together with this Agreement, apply to the provision of any service contemplated under this Agreement solely to the extent such service relates to quality assurance matters and is within the subject matter of the Quality Agreement. In the event of any conflict or inconsistency between the Quality Agreement and this Agreement solely with respect to quality assurance matters, the Quality Agreement shall control. In the event of any other conflict or inconsistency (including, for the avoidance of Doubt, with respect to the respective remedies of the parties with respect to any service contemplated under this Agreement), this Agreement shall control.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their duly authorized representatives.

EMERGENT BIOSOLUTIONS INC.

By:
Name:
Title:

APTEVO THERAPEUTICS INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Manufacturing Services Agreement]

LIST OF SCHEDULES:

Schedule A.	Pricing

Schedule B.	Order Minimums

Schedule C.	Quality Agreement

Schedule D.	[reserved]

Schedule E.	3PL Services

Schedule A

Pricing

This schedule is attached to and made part of the Amended and Restated Manufacturing Services Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc., dated as of September [ ], 2017 (the “Agreement”). All capitalized terms used in this schedule have the meaning set forth in the Agreement or otherwise shall be interpreted as set forth in the Agreement.

BASE COST PRICE TABLE AS OF [****]

BASE PRODUCT COST/VIAL
PRODUCT	SIZE	[****]Batch	[****]Batch	Stability Cost [****]
Hepagam B	[****]	$[****]	$[****]	$ [****]
Hepagam B	[****]	$[****]	$[****]	$ [****]
WinRho	[****]	$[****]	$[****]	$ [****]
WinRho (Unlabeled vials for Uruguay only)	[****]	$[****]	$[****]	$ [****]
WinRho	[****]	$[****]	$[****]	$ [****]
WinRho (Unlabeled vials for Uruguay only)	[****]	$[****]	$[****]	$ [****]
WinRho	[****]	$[****]	$[****]	$ [****]
WinRho	[****]	$[****]	$[****]	$ [****]
WinRho	[****]	$ [****]	$ [****]	$ [****]
VariZIG	[****]	$[****]	[****]	$ [****]

BASE COST PRICE TABLE AS OF [****]

BASE PRODUCT COST/VIAL
PRODUCT	SIZE	[****]	[****]	Stability Cost [****]
Hepagam B	[****]	$ [****]	$ [****]	$ [****]
Hepagam B	[****]	$ [****]	$ [****]	$ [****]
WinRho	[****]	[****]	$ [****]	$ [****]
WinRho (Unlabeled vials for Uruguay only)	[****]	$ [****]	$ [****]	$ [****]
WinRho	[****]	$ [****]	$ [****]	$ [****]
WinRho (Unlabeled vials for Uruguay only)	[****]	$ [****]	$ [****]	$ [****]
WinRho	[****]	$ [****]	$ [****]	$ [****]
WinRho	[****]	$ [****]	$ [****]	$ [****]
WinRho	[****]	$ [****]	$ [****]	$ [****]
VariZIG	[****]	$ [****]	[****]	$ [****]

Pricing for bulk product for Venezuela sales will be provided [****]FOREIGN EXCHANGE

ADJUSTMENT SCHEDULE

ADJUSTMENT TO PER VIAL COST IF USD/CAD EXCHANGE RATES ARE:
PRODUCT	SIZE		[****]	[****]	[****]	[****]	[****]	[****]	[****]
Hepagam B	[****]	[****]	$ -	$[****]	$[****]	$[****]	$[****]	$[****]	$ [****]
		[****]	$ -	$[****]	$[****]	$[****]	$[****]	$[****]	$ [****]
Hepagam B	[****]	[****]	$	$	$	$	$	$	$
			-	[****]	[****]	[****]	[****]	[****]	[****]
		[****]	$ -	$[****]	$[****]	$[****]	$[****]	$[****]	$ [****]
WinRho	[****]	[****]	$ -	$ [****]	$ [****]	$[****]	$[****]	$ ****]	$ [****]
		[****]	$ -	$ [****]	$ [****]	$ [****]	$ ****]	$ ****]	$ [****]
WinRho	[****]	[****]	$ -	$ [****]	$ [****]	$ [****]	$ ****]	$ ****]	$ [****]
		[****]	$ -	$ [****]	$ [****]	$ [****]	$ ****]	$ ****]	$ [****]
WinRho	[****]	[****]	$ -	$ [****]	$ [****]	$ [****]	$ ****]	$ ****]	$ [****]
		[****]	$ -	$ [****]	$ [****]	$ [****]	$ ****]	$ ****]	$ [****]
WinRho	[****]	[****]	$ -	$ [****]	$ [****]	$ [****]	$[****]	$[****]	$ [****]
		[****]	$ -	$ [****]	$ [****]	$ [****]	$ ****]	$ ****]	$ [****]
WinRho	[****]	[****]	$ -	$ [****]	$ [****]	$ [****]	$ ****]	$ ****]	$ [****]
		[****]	$ -	$ [****]	$ [****]	$ [****]	$ ****]	$ ****]	$ [****]
			$	$	$	$	$	$	$
VariZIG	[****]	[****]	-	[****]	[****]	[****]	[****]	[****]	[****]

Schedule B

Order Minimums

This schedule is attached to and made part of the Amended and Restated Manufacturing Services Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc., dated as of [****] (the “Agreement”). All capitalized terms used in this schedule have the meaning set forth in the Agreement or otherwise shall be interpreted as set forth in the Agreement.

1.	Minimum Vials per Order

WinRho [****]	[****]

WinRho [****]	[****]

WinRho [****]	[****]

WinRho [****]	[****]

WinRho [****]	[****]

HepaGam [****]	[****]

HepaGam [****]	[****]

VariZig	[****]

2.	Minimum Annual Orders

Product	Minimum Annual Order

Hepagam B	[****]

WinRho SDF	[****]

VariZig	[****]

Schedule C

Quality Agreement

This schedule is attached to and made part of the Amended and Restated Manufacturing Services Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc., dated as of September [ ], 2017 (the “Agreement”). All capitalized terms used in this schedule have the meaning set forth in the Agreement or otherwise shall be interpreted as set forth in the Agreement.

Schedule E

3PL Services

This schedule is attached to and made part of the Amended and Restated Manufacturing Services Agreement by and between Emergent BioSolutions Inc. and Aptevo Therapeutics Inc., dated as of September [ ], 2017 (the “Agreement”). All capitalized terms used in this schedule have the meaning set forth in the Agreement or otherwise shall be interpreted as set forth in the Agreement.

1.	Pharmaceutical Products. Emergent shall perform the 3PL Services for the Products that are defined in ARTICLE I of the Agreement (for purposes of this Schedule E, Vials of the Products shall be referred to as the “3PL Vials”).

2.	Warehousing and Inventory Services

a.	Emergent warehousing sites shall store all 3PL Vials using reasonable and ordinary care to protect them against customary perils and complying with all applicable laws relating to the storage of such 3PL Vials.

b.	Emergent shall maintain sufficient records to determine the bin location, quantity and batch number of 3PL Vials in inventory.

c.	Emergent shall plan for removal of 3PL Vials from inventory for placement on the next available shipment in accordance with instructions sent by Aptevo via a shipping order or otherwise in writing. [****].

d.	If any 3PL Vials require special handling, Aptevo shall notify Emergent of such requirement in writing and [****].

e.	Aptevo shall give Emergent advance notice in writing of all deliveries of products or materials sent to Emergent (including for deliveries among different Emergent locations for production transfer) and shall ensure that each product or material shipped to Emergent is packaged in shipping containers and in individual packaging sufficient for identifying and storing such product or material.

f.	No more than once per calendar [****], Emergent shall provide Aptevo with one scheduled physical count verification of the number of 3PL Vials in inventory upon Aptevo’s written request.

g.	Aptevo, its employees and agents may enter the Storage Facility during normal business hours upon [****] prior written notice to Emergent for purposes of examining the 3PL Vials.

h.	Each Storage Facility shall be operated per the hours set forth below except on statutory holidays.

i.	Emergent Winnipeg [****]

ii.	Emergent Camden [****]

i.	Emergent will provide Aptevo with a [****]schedule that applies to statutory holidays in Canada and the US for all Emergent facilities.

3.	Transportation Services

a.	Emergent shall provide Aptevo a list of Emergent-approved shipping companies associated with distribution of 3PL Vials.

b.	Aptevo will select shipping companies to use from the Emergent-approved shipping companies, and shall provide Emergent a list of such shipping companies in writing.

c.	Aptevo is responsible for the ongoing selection and qualification of all shipping- related entities associated with the distribution of product, including customs brokers, carriers and other such entities.

d.	For new shipping company qualifications, Emergent will work with Aptevo on the qualification required. Emergent and Aptevo shall agree on the scope of work before proceeding with any such qualification work.

e.	Aptevo shall set up direct vendor accounts with each shipping company and establish terms and conditions with each shipping company, including insurance and liability expectations.

f.	Emergent locations shall provide Aptevo a list of all approved shipping containers with copies of supporting validations and pack out instructions by container.

g.	In the event that Aptevo desires a different shipping container, then at Aptevo’s cost, Emergent will work with Aptevo on the validation of new containers or shipping method. Emergent and Aptevo shall agree on the scope of work before proceeding with any such validation work. Aptevo also has the option to purchase the validation from any shipping container supplier and present that as a viable option for shipping Aptevo product.

4.	Distribution Services.

a.	Order Processing – In General.

i.	Aptevo shall provide Emergent with a shipping schedule for requested shipments for Canadian and ROW shipments.

ii.	With respect to each Shipping Order, Emergent shall use commercially reasonable efforts to meet Aptevo’s requested delivery date and to perform its other responsibilities under this item, provided that Aptevo provides sufficient notice pursuant to the below items. Upon acceptance, Emergent shall confirm the date of the shipment.

iii.	If Aptevo provides such sufficient notice and Emergent is unable to meet Aptevo’s requested shipping date, Emergent shall promptly inform Aptevo in writing, which notice shall include a brief explanation of the cause of the delay and Emergent’s plan to fulfill the Shipping Order.

iv.	Aptevo will provide Emergent with a completed pick list or Request for Product Shipment (RFPS) that shall specify the 3PL Vials to be shipped and the Emergent locations from which the 3PL Vials shall be shipped.

v.	Aptevo and Emergent will coordinate the completion of required documents for the shipment.

vi.	For final shipment confirmation, Aptevo will provide Emergent with a copy of the completed Aptevo approval summary page for Canadian and ROW shipments and back up required documents for their respective shipping destination.

vii.	All shipments are considered [****] locations. Freight costs and product insurance are the responsibility of either [****]. This includes the transfer of product between Emergent facilities.

b.	US Orders. For each Shipping Order with a Distribution Destination of the United States, the required steps are:

i.	Aptevo shall provide a packing list to generate the shipment by Emergent

ii.	Emergent will generate a pick list to pick and pack the order

iii.	Emergent shall process orders between [****]before [****] to allow for same day processing.

iv.	Shipping Orders received by Emergent after the [****] will be processed and shipped the next [****] for next day delivery.

v.	Emergent shall send Aptevo confirmation of shipment including all paperwork by [****]on the day of shipment.

vi.	Emergent will be responsible for providing tracking and monitoring status of each US shipment if provided by the applicable shipping company. If Emergent is not involved in the arrangement of the shipment, Emergent shall have no responsibility for tracking the shipment.

vii.	When available, Emergent shall provide Aptevo with a service delivery report (a “confirmation of delivery receipt”) for all shipments on [****] from the date of shipment.

viii.	Emergency Shipments/ Drop Shipments. In the event that Aptevo requires an emergency or drop shipment, received outside of the standard shipping times or processing days indicated above, Aptevo is to contact Emergent in writing with the requested shipping details. Emergent will review the request and confirm if the shipment can be processed.

c.	Canadian Orders

i.	Canadian Order Lead Time. For standard monthly Shipping Orders with a distribution center destination in Canada, Aptevo shall provide a Shipping Order schedule including shipping details and supporting RFPS’s to Emergent at least [****] prior to the requested shipping date of such order.

ii.	Canadian Emergency Shipments/ Drop Shipments. Aptevo shall provide a Shipping Order schedule including shipping details and supporting RFPS’s to Emergent at least [****] prior to the requested shipping date of such order.

d.	ROW Orders

i.	ROW Order Lead Time. For each Shipping Order with a Distribution Destination of ROW, Aptevo shall provide such Shipping Order to Emergent at least [****] prior to the requested shipping date of such order. If product cannot be delivered within [****], Aptevo may request an explanation as to why and when the order is anticipated to ship.

ii.	ROW Emergency Shipments/ Drop Shipments. Aptevo shall provide a Shipping Order schedule including shipping details and supporting RFPS’s to Emergent at least [****] prior to the requested shipping date of such order.

e.	Warehouse Transfers. For warehouse transfers among Aptevo distribution centers and Emergent locations, Aptevo shall provide Shipping Orders to Emergent at least [****] prior to the requested shipping date of such order, and all such shipments shall occur [****].

f.	Shipping Labeling and Documents:

i.	Emergent to follow standard operating procedures for proper labeling and documentation. It is the responsibility of both parties to work together to ensure that all labeling and supporting documents meet the required customs and regulatory standards. In the event of follow up questions, both parties will work to resolve in a timely manner.

ii.	3 sets of documents will be provided:

1.	On the outside of each shipping container, a packing list for 3PL Vials and containers shall be included.

2.	On the inside of each shipping container, customer documents including data logger instructions shall be included.

3.	To the shipping company, accompanying shipping documents for customs and import/export shall be included.

g.	Freight. Emergent shall use carriers approved and designated by Aptevo and freight billing shall be sent directly to Aptevo.

h.	Documentation. Aptevo shall provide Emergent with all required import/export customs documentation, information as to any special customer requirements (as applicable), and any other details of the shipment request.

i.	Emergent is responsible for the accuracy of all details used to complete the shipment documentation which is provided back to Aptevo.

5.	Fee Schedule

Distribution Related Fees

Serialization Fee - 3PL Connection	[****]

Handling of serialized product ongoing fee	[****]

Emergent Winnipeg

Warehouse Storage (Receiving and Handling)	[****]

Shipping Cost	[****]

Shipping supplies

●	Shipping Container

●	Dry Ice

●	Temptale

●	Misc.

Shipping company qualification	[****]

Shipping container validation	[****]

Emergent Camden

Warehouse Storage (Receiving and Handling)	[****]

Shipping Cost	[****]

[****]

Shipping supplies

●	Shipping Container

●	Dry Ice

●	Temptale

●	Misc.

Shipping company qualification	per CMO hour rate

Shipping container validation	per CMO hour rate

SAP Set Up Fees

Applicable in the event of an assignment of this Agreement.

CAMDEN FEES
Item	Price	[****] Qty Estimate	[****] Camden Total
SAP addition of Product Sponsor - Customer	[****]	[****]	[****]
SAP addition of New Sold To Customer	$ [****]	[****]	[****]
SAP Configuration Activities to Ensure Transfer of Ownership - Includes the training and hand off of order responsibility to be submitted via this One Time Fee - Camden Portion -3PL Process Only, configured inventory reports	[****]	[****]	[****]
Part Number Creation & Revision - Includes the initiation of - Includes Opening a Change Control to generate the new part number as reflected by change in Ownership ``	[****]	[****]	[****]
Specification Revision Per Product SKU/(EBSI Camden Part Number)	[****]	[****]	[****]

6.	Roles and Responsibilities

Task	Aptevo Responsibility	Ownership of Inventory	Emergent Responsibility
PO request for Product and Warehousing Services	PO Creation		PO Receipt
Warehouse Receiving – Initial Receiving or Receipt after Transfer		Aptevo Emergent responsible for care	Yes
Inventory Control	Yes		Yes
Quarterly count required
Shipping Forecast	Yes
Sales Orders (Samples, RFPS, Transfers to other Warehouses) and Shipping Instructions	Yes
Validation of Shipping Containers	Yes		Emergent to provide current list of validated shipping options New validations fall under CMO services agreement
Transportation Selection and Vendor Setup	Yes		Assistance provided
Shipping Logistics – Pick, Pack and Load with Documentation		Aptevo Emergent responsible for care	Emergent to follow SOP’s established by Aptevo for shipping
Shipment of Goods – Ex Works All Emergent Locations	Freight cost & product responsibility	Aptevo or Aptevo’s Customer
TempTale Release	Aptevo		If requested under CMO agreement
Importer or Exporter of Record	Responsible for clarifying whether Aptevo or Customer is responsible	Aptevo or Aptevo’s Customer	Check that documentation supports Aptevo’s direction